Exhibit 4

                                                                  EXECUTION COPY












                                CREDIT AGREEMENT

                            DATED AS OF JUNE 25, 2002
                                      AMONG
                               SEMCO ENERGY, INC.,

                         VARIOUS FINANCIAL INSTITUTIONS,

                           STANDARD FEDERAL BANK N.A.,
                         A NATIONAL BANKING ASSOCIATION,
                             AS AGENT AND ARRANGER,

                          KEYBANK NATIONAL ASSOCIATION,
                              AS SYNDICATION AGENT,

                                       AND

          U.S. BANK, N.A. AND NATIONAL CITY BANK OF MICHIGAN/ILLINOIS,
                             AS DOCUMENTATION AGENTS





                                                               Detroit 395220_16
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                                TABLE OF CONTENTS

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
SECTION  1.       DEFINITIONS. . . . . . . . . . . . . . . . . . . . . .     1
                  1.1.     Definitions . . . . . . . . . . . . . . . . .     1
                  1.2.     Other  Interpretive  Provisions . . . . . . .    17

SECTION  2.       COMMITMENTS OF THE BANKS; BORROWING, CONVERSION AND
                  LETTER OF CREDIT PROCEDURES. . . . . . . . . . . . . .    17
                  2.1.     Line  of  Credit  Commitment. . . . . . . . .    17
                           2.1.1     Extension  of  Line  of  Credit
                                     Termination  Date . . . . . . . . .    18
                           2.1.2     Optional  Increase  in  the  Line
                                     of Credit Commitment Amount . . . .    19
                           2.1.3     Term  Loan. . . . . . . . . . . . .    21
                  2.2.     Revolving  Loan  Commitment . . . . . . . . .    21
                           2.2.1     Revolving  Loans. . . . . . . . . .    21
                           2.2.2     Optional Increase in the Revolving
                                     Commitment  Amount. . . . . . . . .    21
                           2.2.3     L/C  Commitment . . . . . . . . . .    23
                  2.3.     Swing  Line  Loans. . . . . . . . . . . . . .    23
                           2.3.1     Swing Line Borrowing Procedures . .    23
                           2.3.2     Repayment of Swing Line Loans . . .    24
                  2.4.     Loan  Procedures. . . . . . . . . . . . . . .    24
                           2.4.1     Various  Types  of  Loans . . . . .    24
                           2.4.2     Borrowing  Procedures . . . . . . .    25
                           2.4.3     Conversion  and  Continuation
                                     Procedures. . . . . . . . . . . . .    25
                  2.5.     Letter  of  Credit  Procedures. . . . . . . .    26
                           2.5.1     L/C  Applications . . . . . . . . .    26
                           2.5.2     Participations  in  Letters  of
                                     Credit. . . . . . . . . . . . . . .    27
                           2.5.3     Reimbursement  Obligations. . . . .    27
                           2.5.4     Limitation  on  Obligations  of
                                     Issuing  Bank . . . . . . . . . . .    27
                           2.5.5     Funding by Banks to Issuing Bank. .    28
                  2.6.     Commitments  Several. . . . . . . . . . . . .    28
                  2.7.     Certain  Conditions . . . . . . . . . . . . .    28

SECTION  3.       NOTES  EVIDENCING  LOANS.  . . . . . . . . . . . . . .    28
                  3.1.     Notes . . . . . . . . . . . . . . . . . . . .    28
                           3.1.1     Repayment  of  Loans. . . . . . . .    29
                  3.2.     Recordkeeping . . . . . . . . . . . . . . . .    29

SECTION  4.       INTEREST  AND  FEES. . . . . . . . . . . . . . . . . .    29
                   4.1.     Interest  Rates. . . . . . . . . . . . . . .    29
                   4.2.     Interest  Payment  Dates . . . . . . . . . .    29
                   4.3.     Setting  and  Notice of Eurodollar Rates . .    29
                   4.4.     Computation  of  Interest. . . . . . . . . .    30
                   4.5.     Line  of  Credit  Facility  Fee. . . . . . .    30
                   4.6.     Revolving  Loan  Facility  Fee . . . . . . .    30
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                                   (continued)

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
                  4.7.     Letter  of  Credit  Fees. . . . . . . . . . .    30
                  4.8.     Utilization  Fee. . . . . . . . . . . . . . .    31
                  4.9.     Adjustments  to  Eurodollar  Margin  and
                           Fee  Rates. . . . . . . . . . . . . . . . . .    31
                  4.10.    Arrangement,  Agency  Fees. . . . . . . . . .    31
                  4.11.    Upfront  Fees . . . . . . . . . . . . . . . .    31

SECTION  5.       REDUCTION  OR  TERMINATION  OF  THE  COMMITMENTS;
                  PREPAYMENTS. . . . . . . . . . . . . . . . . . . . . .    31
                  5.1.     Reduction  or  Termination  of  the
                           Commitments . . . . . . . . . . . . . . . . .    32
                           5.1.1     Voluntary  Reduction  or
                                     Termination  of  the
                                     Commitments . . . . . . . . . . . .    32
                           5.1.2     All  Reductions  of  the
                                     Commitments . . . . . . . . . . . .    32
                  5.2.     Prepayments . . . . . . . . . . . . . . . . .    32
                           5.2.1     Voluntary  Prepayments. . . . . . .    32
                  5.3.     All  Prepayments. . . . . . . . . . . . . . .    32

SECTION  6.       MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES. . . .    32
                  6.1.     Making  of  Payments. . . . . . . . . . . . .    32
                  6.2.     Application  of  Certain  Payments. . . . . .    32
                  6.3.     Due  Date  Extension. . . . . . . . . . . . .    33
                  6.4.     Setoff. . . . . . . . . . . . . . . . . . . .    33
                  6.5.     Proration  of  Payments . . . . . . . . . . .    33
                  6.6.     Taxes . . . . . . . . . . . . . . . . . . . .    33

SECTION  7.       INCREASED  COSTS;  SPECIAL  PROVISIONS  FOR
                  EURODOLLAR  LOANS. . . . . . . . . . . . . . . . . . .    34
                  7.1.     Increased  Costs. . . . . . . . . . . . . . .    34
                  7.2.     Basis  for  Determining  Interest  Rate
                           Inadequate  or  Unfair.  If  with  respect
                           to  any  Interest  Period:. . . . . . . . . .    35
                  7.3.     Changes  in  Law  Rendering  Eurodollar
                           Loans  Unlawful . . . . . . . . . . . . . . .    36
                  7.4.     Funding  Losses . . . . . . . . . . . . . . .    36
                  7.5.     Right  of  Banks  to  Fund  through
                           Other  Offices. . . . . . . . . . . . . . . .    37
                  7.6.     Discretion  of  Banks  as  to  Manner  of
                           Funding . . . . . . . . . . . . . . . . . . .    37
                  7.7.     Mitigation  of  Circumstances;  Replacement
                           of  Banks . . . . . . . . . . . . . . . . . .    37
                  7.8.     Conclusiveness  of  Statements;  Survival
                           of  Provisions. . . . . . . . . . . . . . . .    37

SECTION  8.       EFFECTIVENESS;  CONDITIONS  OF  LENDING,  ETC. . . . .    38
                  8.1.     Initial  Credit  Extension. . . . . . . . . .    38
                           8.1.1     The Revolving Credit Notes, the
                                     Swing Line Note and the Line of
                                     Credit Notes. . . . . . . . . . . .    38
                           8.1.2     Corporate  Authority. . . . . . . .    38
                           8.1.3     Consents,  etc. . . . . . . . . . .    38
                           8.1.4     Incumbency  and  Signature
                                     Certificates. . . . . . . . . . . .    38
                           8.1.5     Financial  Statements . . . . . . .    38
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
                           8.1.6     Opinion  of  Counsel. . . . . . . .    39
                           8.1.7     Insurance . . . . . . . . . . . . .    39
                           8.1.8     Copies  of  Documents . . . . . . .    39
                           8.1.9     Payment  of  Fees . . . . . . . . .    39
                           8.1.10    Closing  Certificate. . . . . . . .    39
                           8.1.11    Other . . . . . . . . . . . . . . .    39
                  8.2.     Conditions. . . . . . . . . . . . . . . . . .    39
                           8.2.1     Compliance  with  Warranties,
                                     No  Default,  etc . . . . . . . . .    39
                           8.2.2     Confirmatory  Certificate . . . . .    39

SECTION  9.       REPRESENTATIONS  AND  WARRANTIES.  . . . . . . . . . .    40
                  9.1.     Organization. . . . . . . . . . . . . . . . .    40
                  9.2.     Authorization;  No  Conflict. . . . . . . . .    40
                  9.3.     Validity  and  Binding  Nature. . . . . . . .    40
                  9.4.     Financial  Condition. . . . . . . . . . . . .    40
                  9.5.     No  Material  Adverse  Change . . . . . . . .    41
                  9.6.     Litigation  and  Contingent  Liabilities. . .    41
                  9.7.     Ownership  of  Properties;  Liens . . . . . .    41
                  9.8.     Subsidiaries. . . . . . . . . . . . . . . . .    41
                  9.9.     Pension  Plans. . . . . . . . . . . . . . . .    41
                  9.10.    Investment  Company  Act. . . . . . . . . . .    41
                  9.11.    Public  Utility  Holding  Company  Act. . . .    42
                  9.12.    Regulation  U . . . . . . . . . . . . . . . .    42
                  9.13.    Taxes . . . . . . . . . . . . . . . . . . . .    42
                  9.14.    Solvency,  etc. . . . . . . . . . . . . . . .    42
                  9.15.    Environmental  Matters. . . . . . . . . . . .    42
                  9.16.    Insurance . . . . . . . . . . . . . . . . . .    43
                  9.17.    Information . . . . . . . . . . . . . . . . .    43
                  9.18.    Intellectual  Property. . . . . . . . . . . .    44
                  9.19.    Burdensome  Obligations . . . . . . . . . . .    44
                  9.20.    Labor  Matters. . . . . . . . . . . . . . . .    44
                  9.21.    No  Default . . . . . . . . . . . . . . . . .    44
                  9.22.    Compliance  With  Laws. . . . . . . . . . . .    44

SECTION  10.      COVENANTS. . . . . . . . . . . . . . . . . . . . . . .    44
                  10.1.    Reports,  Certificates  and  Other
                           Information . . . . . . . . . . . . . . . . .    44
                           10.1.1    Annual  Report. . . . . . . . . . .    44
                           10.1.2    Interim  Reports. . . . . . . . . .    45
                           10.1.3    Compliance  Certificates. . . . . .    45
                           10.1.4    Reports  to  the  SEC  and  to
                                     Shareholders. . . . . . . . . . . .    45
                           10.1.5    Reports  to  Regulatory  Bodies . .    46
                           10.1.6    Notice  of  Default,  Litigation
                                     and  ERISA  Matters . . . . . . . .    46
                           10.1.7    Management  Reports . . . . . . . .    46
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                                   (continued)

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
                           10.1.8    Projections . . . . . . . . . . . .    46
                           10.1.9    Subordinated  Debt  Notices . . . .    47
                           10.1.10   Other  Information. . . . . . . . .    47
                  10.2.    Books,  Records  and  Inspections . . . . . .    47
                  10.3.    Maintenance of Property; Insurance. (a) . . .    47
                  10.4.    Compliance  with  Laws;  Payment  of
                           Taxes  and  Liabilities . . . . . . . . . . .    48
                  10.5.    Maintenance  of  Existence,  etc. . . . . . .    48
                  10.6.    Financial  Covenants. . . . . . . . . . . . .    48
                           10.6.1    Minimum  Fixed  Charge  Coverage
                                     Ratio . . . . . . . . . . . . . . .    48
                           10.6.2    Maximum  Leverage  Ratio. . . . . .    48
                           10.6.3    Minimum  Consolidated  Total
                                     Capital . . . . . . . . . . . . . .    48
                  10.7.    Limitations  on  Debt . . . . . . . . . . . .    48
                  10.8.    Liens . . . . . . . . . . . . . . . . . . . .    49
                  10.9.    Operating  Leases;  Sale  and  Leasebacks . .    50
                  10.10.   Restricted  Payments. . . . . . . . . . . . .    50
                  10.11.   Mergers,  Consolidations,  Sales. . . . . . .    51
                  10.12.   Modification  of  Organizational Documents. .    52
                  10.13.   Use  of  Proceeds . . . . . . . . . . . . . .    52
                  10.14.   Further  Assurances . . . . . . . . . . . . .    52
                  10.15.   Transactions  with  Affiliates. . . . . . . .    52
                  10.16.   Employee  Benefit  Plans. . . . . . . . . . .    52
                  10.17.   Environmental  Matters. . . . . . . . . . . .    52
                  10.18.   Unconditional  Purchase  Obligations. . . . .    52
                  10.19.   Inconsistent  Agreements. . . . . . . . . . .    52
                  10.20.   Business  Activities. . . . . . . . . . . . .    53
                  10.21.   Investments . . . . . . . . . . . . . . . . .    53
                  10.22.   Restriction  of  Amendments  to  Certain
                           Documents . . . . . . . . . . . . . . . . . .    54
                  10.23.   Capital  Expenditures . . . . . . . . . . . .    54
                  10.24.   Fiscal  Year. . . . . . . . . . . . . . . . .    54
                  10.25.   Operating  Accounts . . . . . . . . . . . . .    54
                  10.26.   Guaranties. . . . . . . . . . . . . . . . . .    54
                  10.27.   Limitation  on  Negative  Pledge  Clauses . .    55
                  10.28.   Maintain  Debt  Rating. . . . . . . . . . . .    55
                  10.29.   Prepayment  of  Subordinated  Debt  and
                           Feline  Prides. . . . . . . . . . . . . . . .    55

SECTION  11.      EVENTS  OF  DEFAULT. . . . . . . . . . . . . . . . . .    55
                  11.1.    Events  of  Default . . . . . . . . . . . . .    55
                           11.1.1    Non-Payment  of  the Loans, etc . .    55
                           11.1.2    Non-Payment  of  Other  Debt. . . .    55
                           11.1.3    Other  Material  Obligations. . . .    56
                           11.1.4    Bankruptcy,  Insolvency,  etc . . .    56
                           11.1.5    Non-Compliance  with  Specified
                                     Covenants . . . . . . . . . . . . .    56
                           11.1.6    Non-Compliance  with  Loan
                                     Documents . . . . . . . . . . . . .    56
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                                   (continued)


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
                           11.1.7    Warranties. . . . . . . . . . . . .    56
                           11.1.8    Pension  Plans. . . . . . . . . . .    56
                           11.1.9    Judgments . . . . . . . . . . . . .    57
                           11.1.10   Invalidity  of  Subordination
                                     Provisions,  etc. . . . . . . . . .    57
                           11.1.11   Change  of  Control . . . . . . . .    57
                  11.2.    Effect  of  Event  of  Default. . . . . . . .    57

SECTION  12.      THE  AGENT.. . . . . . . . . . . . . . . . . . . . . .    58
                  12.1.    Appointment  and  Authorization . . . . . . .    58
                           12.1.1    Issuing  Bank . . . . . . . . . . .    58
                           12.1.2    Delegation  of  Duties. . . . . . .    58
                           12.1.3    Liability  of  Agent. . . . . . . .    58
                  12.2.    Reliance  by  Agent . . . . . . . . . . . . .    59
                  12.3.    Notice  of  Default . . . . . . . . . . . . .    59
                  12.4.    Credit  Decision. . . . . . . . . . . . . . .    59
                  12.5.    Indemnification . . . . . . . . . . . . . . .    60
                  12.6.    Agent  in  Individual  Capacity . . . . . . .    60
                  12.7.    Successor  Agent. . . . . . . . . . . . . . .    60
                  12.8.    Co-Agent  or  Other  Titles . . . . . . . . .    61

SECTION  13.      GENERAL. . . . . . . . . . . . . . . . . . . . . . . .    61
                  13.1.    Waiver;  Amendments . . . . . . . . . . . . .    61
                  13.2.    Confirmations . . . . . . . . . . . . . . . .    62
                  13.3.    Notices . . . . . . . . . . . . . . . . . . .    62
                  13.4.    Computations. . . . . . . . . . . . . . . . .    62
                  13.5.    Regulation  U . . . . . . . . . . . . . . . .    62
                  13.6.    Costs,  Expenses  and  Taxes. . . . . . . . .    63
                  13.7.    Subsidiary  References. . . . . . . . . . . .    63
                  13.8.    Captions. . . . . . . . . . . . . . . . . . .    63
                  13.9.    Assignments;  Participations. . . . . . . . .    63
                           13.9.1    Assignments . . . . . . . . . . . .    63
                           13.9.2    Participations. . . . . . . . . . .    64
                  13.10.   Governing  Law. . . . . . . . . . . . . . . .    65
                  13.11.   Complete  Agreement;  Conflicts . . . . . . .    65
                  13.12.   Severability. . . . . . . . . . . . . . . . .    65
                  13.13.   Construction  of  Certain  Provisions . . . .    66
                  13.14.   Independence  of  Covenants . . . . . . . . .    66
                  13.15.   Counterparts. . . . . . . . . . . . . . . . .    66
                  13.16.   Successors  and  Assigns. . . . . . . . . . .    66
                  13.17.   Indemnification  by  the  Company . . . . . .    66
                  13.18.   Nonliability  of  Lenders . . . . . . . . . .    67
                  13.19.   Forum  Selection  and  Consent  to
                           Jurisdiction. . . . . . . . . . . . . . . . .    67
                  13.20.   Waiver  of  Jury  Trial . . . . . . . . . . .    67
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                                TABLE OF CONTENTS
                                   (CONTINUED)
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                                    SCHEDULES

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
SCHEDULE 1.1      Pricing Schedule
SCHEDULE 2.1/2.2  Banks and Pro Rata Shares
SCHEDULE 4.11     Upfront Fees
SCHEDULE 9.6      Litigation and Contingent Liabilities
SCHEDULE 9.8      Subsidiaries
SCHEDULE 9.15     Environmental Matters
SCHEDULE 9.16     Insurance
SCHEDULE 9.20     Labor Matters
SCHEDULE 10.7     Existing Debt
SCHEDULE 10.8     Existing Liens
SCHEDULE 10.21    Investments
SCHEDULE 11.1     Debt to be Repaid
SCHEDULE 13.3     Addresses for Notices




                                    EXHIBITS



EXHIBIT  A-1      Form  of  Swing  Line  Borrowing  Notice
EXHIBIT  A-2      Form  of  Borrowing  Notice
EXHIBIT  B        Form  of  Conversion/Continuation  Notice
EXHIBIT  C-1      Form  of  Line  of  Credit  Note  (Section  3.1)
EXHIBIT  C-2      Form  of  Revolving  Credit  Note  (Section  3.1)
EXHIBIT  C-3      Form  of  Swing  Line  Note  (Section  3.1)
EXHIBIT  C-4      Form  of  Term  Loan  Note  (Section  2.1.3)
EXHIBIT  D        Form  of  Compliance  Certificate  (Section  10.1.3)
EXHIBIT  E        Form  of  Assignment  Agreement  (Section  13.9.1)
EXHIBIT  F        Form  of  Opinion  of  Dickinson Wright PLLC (Section 8.1.6)
EXHIBIT  G        Form  of  New  Bank  Addendum  (Section  2.2.2(b))

                                CREDIT AGREEMENT
                                ----------------


     THIS CREDIT AGREEMENT dated as of June 25, 2002 (this "Agreement") is entered into among SEMCO ENERGY, INC., a Michigan corporation (the "Company"), the financial institutions that are or may from time to time become parties hereto (together with their respective successors and assigns, the "Banks") and STANDARD FEDERAL BANK N.A., a national banking association (in its individual capacity, "Standard Federal"), as agent and arranger for the Banks.

                                    RECITALS:

     A. The Company has requested that the Banks make available to the Company a 364 day line of credit (with a term loan option) and a revolving credit facility (which includes letters of credit and an optional revolving loan increase) upon the terms and conditions set forth herein.

     B. The Banks are prepared to extend such credit, as aforesaid, but only on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Company, the Banks and the Agent agree as follows:

     SECTION  1.     DEFINITIONS.

     1.1. DEFINITIONS. When used herein the following terms shall have the following meanings:

     ACQUISITION means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any, business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person, other than a Person that is a Subsidiary.

     AFFECTED  LOAN  -  is  defined  in  Section  7.3.

     AFFILIATE of any Person means (i) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and (ii) any officer or director of such Person. A Person shall be deemed to be "controlled by" any other Person if such Person possesses, directly or indirectly, power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     AGENT means Standard Federal in its capacity as agent and arranger for the Banks hereunder and any successor thereto in such capacity.

     AGREEMENT  -  is  defined  in  the  Preamble.

     APPROVING  PRO  RATA  SHARES  -  is  defined  in  Section  2.1.1(d).

     ASSIGNEE  -  is  defined  in  Section  13.9.1.

     ASSIGNMENT  AGREEMENT  -  is  defined  in  Section  13.9.1.

     ATTORNEY COSTS means, with respect to any Person, all reasonable fees and charges of any counsel to such Person, the reasonable allocable cost of internal legal services of such Person, all reasonable disbursements of such internal counsel and all court costs and similar legal expenses.

     BANK - is defined in the Preamble. References to the "Banks" shall include the Issuing Bank and the Swing Line Bank; for purposes of clarification only, to the extent that Standard Federal (or any successor Issuing Bank or Swing Line
Bank)  may  have  any  rights  or obligations, in addition to those of the other
Banks due to its status as Issuing Bank or Swing Line Bank, as applicable, its status as such will be specifically referenced.

     BASE RATE means at any time the greater of (a) the Federal Funds Rate plus 0.5% and (b) the Prime Rate.

     BASE RATE LOAN means any Loan which bears interest at or by reference to the Base Rate.

     BUSINESS DAY means any day on which Standard Federal is open for commercial banking business in Detroit, Michigan and, in the case of a Business Day which relates to a Eurodollar Loan, on which dealings are carried on in the New York and London interbank eurodollar markets.

     CAPITAL EXPENDITURES means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Company, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

     CAPITALIZED LEASE means any lease obligation for Rentals which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

     CAPITALIZED RENTALS of any Person means as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person in accordance with GAAP.

     CASH COLLATERALIZE means to deliver cash collateral to the Agent, to be held as cash collateral for outstanding Letters of Credit, pursuant to documentation satisfactory to the Company, the Agent and the Issuing Bank.

     CASH EQUIVALENT INVESTMENT means, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Bank or its holding company) rated at least A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc., (c) any certificate of deposit (or time deposits represented by such certificates of deposit) or banker's acceptance, maturing not more than one year after such time, or overnight Federal Funds transactions that are issued or sold by any Bank or its holding company or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000 and (d) any repurchase agreement entered into with any Bank (or other commercial banking institution of the stature referred to in clause (c)) which (i) is secured by fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Bank (or other commercial banking institution) thereunder.

     CERCLA  -  is  defined  in  Section  9.15.

     CLOSING  DATE  -  is  defined  in  Section  8.1.

     CODE  means  the  Internal  Revenue  Code  of  1986.

     COMMITMENT means, as to any Bank, such Bank's commitment to make Loans, and to issue or participate in Letters of Credit, under this Agreement. The initial amount of each Bank's Pro Rata Share of the Revolving Commitment Amount and the Line of Credit Commitment Amount is set forth on Schedule 2.1.

     COMPANY  -  is  defined  in  the  Preamble.

     CONSENTING  BANK  -  is  defined  in  Section  2.1.1(d).

     CONTROLLED GROUP means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

     CONSOLIDATED ADJUSTED FUNDED DEBT means all Consolidated Funded Debt (i) minus Guaranteed Amounts to the extent included in determining such Consolidated Funded Debt and (ii) plus Additional Funded Debt; provided, however, that (a) no Funded Debt shall for purposes of this definition be included as Consolidated
Funded Debt if money sufficient to pay such Funded Debt in full (either on the date of maturity expressed therein or on such earlier date as such Funded Debt may be called for redemption) shall be held in trust for such purpose by the trustee or proper depository under the instrument pursuant to which such Funded Debt was issued, and (b) in the event of the issuance of Funded Debt ("New Funded Debt"), for purposes of this definition there shall be excluded from Consolidated Funded Debt at the time of such issuance and thereafter:

               1. existing Funded Debt which is paid in full substantially concurrently with the issuance of the New Funded Debt and out of proceeds therefrom; and

               2. existing Funded Debt which is paid out of the proceeds from the issuance of the New Funded Debt in compliance with the following:

                    (x) on the date of the issuance of the New Funded Debt (the "Issuance Date") an amount from the proceeds sufficient to pay such existing Funded Debt in full if called for redemption as hereinafter described shall be deposited in an escrow account (the "Escrow Account") with a third party selected by the Company with written instructions from the Company that the proceeds shall be used for such purpose;

                    (y) not later than the 30th day following the Issuance Date, such existing Funded Debt shall be called for redemption on a date which is not later than the 70th day following the Issuance Date; and

                    (z) on a date which is not later than the 70th day following the Issuance Date, such existing Funded Debt shall be paid in full from the proceeds deposited in the Escrow Account.

As used in this definition, the term "Additional Funded Debt" means at any time an amount equal to the excess, if any, of (i) the lowest daily average of the smallest aggregate principal amount of Consolidated Current Debt minus Guaranteed Amounts to the extent included in determining such Consolidated Current Debt outstanding on each day for any period of 30 consecutive days during the 12-month period immediately preceding the date of determination, over
(ii)  the  sum  of  $10,000,000.

     CONSOLIDATED ADJUSTED TOTAL CAPITALIZATION means, as of the date of any determination thereof, the sum of (i) the aggregate principal amount of Consolidated Adjusted Funded Debt then outstanding, plus (ii) Consolidated Net Worth.

     CONSOLIDATED CURRENT DEBT means all Current Debt of the Company and its Subsidiaries determined on a consolidated basis eliminating intercompany items.

     CONSOLIDATED FUNDED DEBT means all Funded Debt of the Company and its Subsidiaries determined on a consolidated basis eliminating intercompany items.

     CONSOLIDATED NET INCOME for any period means the gross revenues of the Company and its Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings (except to the extent provided in clause (f) below) or losses attributable to outstanding Minority Interests, but excluding in any event:

          (a) any gains or losses on the sale or other disposition of Investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

          (b)     the  proceeds  of  any  life  insurance  policy;

          (c) net earnings and losses of any Subsidiary accrued prior to the date it became a Subsidiary;

          (d) net earnings and losses of any corporation (other than a Subsidiary), substantially all the assets of which have been acquired in any manner by the Company or any Subsidiary, realized by such corporation prior to the date of such acquisition;

          (e) net earnings and losses of any corporation (other than a Subsidiary) with which the Company or a Subsidiary shall have consolidated or which shall have merged into or with the Company or a Subsidiary prior to the date of such consolidation or merger;

          (f) net earnings of any business entity (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Subsidiary in the form of cash distributions;

          (g) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to the Company or any other Subsidiary;

          (h) earnings resulting from any reappraisal, revaluation or write-up of assets;

          (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

          (j) any gain arising from the acquisition of any Securities of the Company or any Subsidiary;

          (k) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such period, and any gain or loss resulting from accounting method changes; and

          (l)     any  items  other  than those described in clauses (a) through
(k) above of this definition which are properly classified under GAAP as extraordinary items.

     CONSOLIDATED NET WORTH means, as of the date of any determination thereof, the stockholders' capital and surplus of the Company determined in accordance with GAAP, and which shall include (whether or not includible under GAAP) the principal amount of the Junior Capital, but without taking into account the amount of any deferred or payable-in-kind interest, whether or not includible under GAAP.

     CURRENT DEBT OF ANY PERSON means as of the date of any determination thereof (i) all Indebtedness of such Person for borrowed money other than Funded Debt of such Person and (ii) Guaranties by such Person of Current Debt of others.

     DEBT of any Person means all Current Debt and all Funded Debt of such Person.

     DEBT  TO  BE  REPAID  means  Debt  listed  on  Schedule  11.1.

     DISPOSAL  -  is  defined  in  the  definition  of  "Release".

     DISQUALIFIED STOCK means any capital stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part prior to a date one year after the Closing Date.

     DOLLAR  and the sign "$" mean lawful money of the United States of America.

     ENVIRONMENTAL CLAIMS means all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

     ENVIRONMENTAL LAWS means all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to Environmental Matters.

     ENVIRONMENTAL MATTERS means any matter arising out of or relating to pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, release, control or cleanup of any Hazardous Substance.

     ERISA  means  the  Employee  Retirement  Income  Security  Act  of  1974.

     EUROCURRENCY RESERVE PERCENTAGE means, with respect to any Eurodollar Loan for any Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentage in effect on each day of such Interest Period, as prescribed by the FRB, for determining the aggregate maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other then applicable regulation of the FRB which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D.

     EURODOLLAR LOAN means any Loan which bears interest at a rate determined by reference to the Eurodollar Rate (Reserve Adjusted).

     EURODOLLAR MARGIN - shall be determined on the basis of Schedule 1.1, in accordance with Section 4.9.

     EURODOLLAR OFFICE means with respect to any Bank the office or offices of such Bank which shall be making or maintaining the Eurodollar Loans of such Bank hereunder. A Eurodollar Office of any Bank may be, at the option of such Bank, either a domestic or foreign office.

     EURODOLLAR RATE means, with respect to any Eurodollar Loan for any Interest
Period: (a) a rate per annum equal to the offered rate for deposits in Dollars for a period equal or comparable to such Interest Period which appears on Page BBAM of the Bloomberg Financial Markets Information Service as of 11:00 A.M. (Detroit time) three Business Days prior to the first day of such Interest Period, or (b) in the event the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) three Business Days prior to the first day of such Interest Period, or (c) in the event the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by the Agent (in its reasonable discretion) as the rate of interest at which Dollar deposits (for delivery on the first day of such Interest Period) in same day funds in the approximate amount of the applicable Eurodollar Loan and with a term equivalent to such Interest Period would be offered by the Agent's Eurodollar Office to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (Detroit time) three Business Days prior to the first day of such Interest Period.

     EURODOLLAR RATE (RESERVE ADJUSTED) means, with respect to any Eurodollar Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1% ) determined pursuant to the following formula:

          Eurodollar  Rate     =     Eurodollar  Rate
                                     --------------------
          (Reserve  Adjusted)        1 - Eurocurrency
                                     Reserve  Percentage.

     EVENT  OF  DEFAULT  means  any  of  the  events  described in Section 11.1.

     FEDERAL FUNDS RATE means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, "H.15(519)") on the preceding Business Day opposite the caption
"Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 A.M. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

     FEE  LETTER  -  is  defined  in  Section  4.10.

     FEE RATES means the Revolving Loan Facility Fee Rate, the Line of Credit Facility Fee Rate, the L/C Fee Rate and the Utilization Fee Rate.

     FELINE PRIDES means the trust-preferred securities issued by SEMCO Capital Trust II, a wholly-owned Subsidiary of the Company, under the SEMCO Capital Trust II Amended and Restated Trust Agreement dated as of June 16, 2000 and the related purchase contracts (and the pledge agreements securing the same) and other related documents and instruments, all as amended (subject to the terms hereof) from time to time.

     FISCAL  QUARTER  means  a  fiscal  quarter  of  a  Fiscal  Year.

     FISCAL YEAR means the fiscal year of the Company and its Subsidiaries, which period shall be the 12-month period ending on December 31 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 1998") refer to the Fiscal Year ending on December 31 of such calendar year.

     FIXED CHARGE COVERAGE RATIO means, as of any applicable date of determination, the ratio of (a) Net Income Available for Fixed Charges for the period of four consecutive Fiscal Quarters most recently ended at such time to
(b)  Fixed  Charges  for  such  period.

     FIXED CHARGES for any period means on a consolidated basis the sum of all Interest Charges on all Debt (including the interest component of Rentals on Capitalized Leases) of the Company and its Subsidiaries.

     FRB means the Board of Governors of the Federal Reserve System or any successor thereto.

     FUNDED DEBT of any Person means (i) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including all principal payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP; provided, that any notes of such Person evidencing Indebtedness of such Person which when issued constitute a current liability of such Person under GAAP shall not be included as Funded Debt of such Person, (ii) all Capitalized Rentals of such Person, (iii) Off Balance Sheet Liabilities and
(iv)  all  Guaranties  by  such  Person  of  Funded  Debt  of  others.

     GAAP means generally accepted accounting principles at the time in the United States.

     GAS RELATED BUSINESS means any business permitted under Sections 10.5(a) and 10.20 hereof involving the purchase, distribution, sale, storage and/or transport of natural gas.

     GROUP  -  is  defined  in  Section  2.4.1.

     GUARANTEED AMOUNTS means as of any date the aggregate amounts of Guaranties of the Company and its Subsidiaries of Debt of others determined on a consolidated basis.

     GUARANTIES by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend which has been guaranteed.

     HAZARDOUS  SUBSTANCES  -  is  defined  in  Section  9.15.

     HEDGING AGREEMENT means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement entered into for protection against fluctuations in interest rates, currency exchange rates or commodity prices, and not for speculative purposes, including without limitation fixed price gas supply purchase contracts entered into in the ordinary course of business.

     HEDGING OBLIGATION means, with respect to any Person, any liability of such Person under any Hedging Agreement.

     INDEBTEDNESS of any Person means and include all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (i) obligations of such Person for borrowed money or which has been incurred in connection with the acquisition of property or assets, (ii) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations,
(iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) Capitalized Rentals, (v) Off-Balance Sheet Liabilities and (vi) Guaranties of obligations of others of the character referred to in this definition.

     INTEREST CHARGES for any period means all interest and all amortization of debt discount and expense on any particular Indebtedness for which such calculations are being made.

     INTEREST PERIOD means, as to any Eurodollar Loan or a Swing Line Loan, the period commencing on the date such Loan is borrowed or continued as, or converted into, a Eurodollar Loan and ending on the date one, two, three or six months thereafter as selected by the Company pursuant to Section 2.4.2 or 2.4.3, as the case may be; provided that:

                    (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                    (ii) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                    (iii) the Company may not select any Interest Period for a Revolving Loan, Swing Line Loan, Term Loan or Line of Credit Loan which would extend beyond the scheduled Revolving Loan Termination Date, Term Loan Maturity Date or Line of Credit Maturity Date, as applicable.

     INVESTMENT means, relative to any Person, any investment in another Person, whether by acquisition of any debt or equity security (or other equity investment), by making any loan or advance or by becoming obligated with respect to a Suretyship Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business).

     ISSUING BANK means Standard Federal in its capacity as the issuer of Letters of Credit hereunder and its successors and assigns in such capacity.

     JUNIOR CAPITAL means the Company's existing Trust Preferred Securities and other Subordinated Debt, and other Securities issued on terms substantially similar thereto, as determined by the Required Banks, and the Feline Prides.

     L/C APPLICATION means, with respect to any request for the issuance of a Letter of Credit, a letter of credit application in the form being used by the Issuing Bank at the time of such request for the type of letter of credit requested.

     L/C FEE RATE means, at any time, the percentage rate per annum equal to the Eurodollar Margin set forth in Schedule 1.1 at which fees are accruing on the undrawn amount of Letters of Credit at such time.

     LETTER  OF  CREDIT  -  is  defined  in  Section  2.2.3.

     LETTER  OF  CREDIT  COMMITMENT  AMOUNT  means  $5,000,000.

     LETTER OF CREDIT FEES means the fees payable to the Agent for the account of the Banks in connection with the Letters of Credit pursuant to Section 4.7.

     LIEN means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement, the Company or a Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

     LINE OF CREDIT means the line of credit facility made available to the Company by the Banks pursuant to Section 2.1, in an amount not to exceed the Line of Credit Commitment Amount.

     LINE OF CREDIT COMMITMENT AMOUNT means $65,000,000, as reduced from time to time pursuant to Section 5.1 and as increased from time to time pursuant to
Section  2.1.2.

     LINE OF CREDIT COMMITMENT OPTIONAL INCREASE means an amount up to $13,448,276, minus the portions thereof applied from time to time under Section
2.1.2  to  increase  the  Line  of  Credit  Commitment  Amount.

     LINE OF CREDIT FACILITY FEE means the fees payable to the Agent for distribution to the Banks pursuant to Section 4.5.

     LINE  OF  CREDIT  FACILITY  FEE  RATE - shall be determined on the basis of
Schedule  1.1,  in  accordance  with  Section  4.9.

     LINE  OF  CREDIT  LOAN  -  is  defined  in  Section  2.1.

     LINE  OF  CREDIT  NOTE  -  is  defined  in  Section  3.1.

     LINE OF CREDIT OUTSTANDINGS means, at any time, the aggregate principal amount of all outstanding Line of Credit Loans.

     LINE OF CREDIT TERMINATION DATE means the earlier to occur of (a) June 24, 2003, as such date may be extended from time to time pursuant to Section 2.1.1 or (b) the date on which the Commitment to make the Line of Credit Loans shall be terminated pursuant to Section 5 or 11.

     LOAN  DOCUMENTS  means this Agreement, the Notes, and the L/C Applications.

     LOANS means the Revolving Loans, the Swing Line Loans, the Line of Credit Loans and the Term Loans.

     MARGIN  STOCK  means  any  "margin  stock"  as  defined  in  Regulation  U.

     MATERIAL ADVERSE EFFECT means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business or properties of the Company and its Subsidiaries taken as a whole, (b) a material adverse change in the ability of the Company to perform its obligations under this Agreement, the Notes (if issued) or any other Loan Document to which it is a party, or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any Subsidiary of any Loan Document.

     MINORITY INTERESTS means any shares of stock of any class of a Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more of its Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

     MOODY'S  means  Moody's Investors Service, Inc., and any successor thereto.

     MULTIEMPLOYER  PENSION  PLAN  means  a  multiemployer  plan,  as defined in
Section 4001 (a)(3) of ERISA, to which the Company or any member of the Controlled Group may have any liability.

     NET INCOME AVAILABLE FOR FIXED CHARGES for any period means the sum of (i) Consolidated Net Income during such period plus (to the extent deducted in determining Consolidated Net Income), (ii) all provisions for any Federal, state or other income taxes made by the Company and its Subsidiaries during such period and (iii) Fixed Charges of the Company and its Subsidiaries during such period.

     NEW  BANK  -  is  defined  in  Sections  2.1.2  (c)  and  2.2.2(c).

     NEW BANK ADDENDUM means an addendum, substantially in the form of Exhibit G, to be executed and delivered by each Bank becoming a party to this Agreement pursuant to Section 2.2.2(b).

     NEW  CAPITAL  ADJUSTMENT  means  that  amount  to  be  added to the minimum
Consolidated Total Capital required to be maintained under Section 10.6.3 consisting of an amount equal to one hundred percent (100%) of each New Capital Offering conducted by the Company or any of its Subsidiaries, net of costs of issuance, on or after the Closing Date, on a cumulative basis, less the aggregate principal amount (excluding any capitalized interest) of any Feline Prides which are retired according to their terms in connection with a New Capital Offering under the related purchase contracts.

     NEW CAPITAL OFFERING means the issuance and sale for cash or other consideration, on and after the date hereof, by the Company or any of its Subsidiaries of additional capital stock or other equity interests or of Junior Capital.

     NON-CONSENTING  BANK  -  is  defined  in  Section  2.1.1(d).

     NON-GAS  RELATED  BUSINESS  means  any  business  permitted  under Sections
10.5(a) and 10.20 that does not involve the purchase, distribution, sale, storage and/ or transport of natural gas.

     NOTES means the Revolving Credit Notes, the Swing Line Note, the Line of Credit Notes and the Term Loan Notes.

     OFF-BALANCE SHEET LIABILITY of a Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any sale and leaseback transaction which is not a Capitalized Lease, but excluding from this clause
(ii) the Port Huron Leases, (iii) any liability under any so-called "synthetic lease" or "tax ownership operating lease" transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause (iv) Operating Leases.

     OPERATING LEASE means any lease of (or other agreement conveying the right to use) any real or personal property by the Company or any Subsidiary, as lessee, other than any Capitalized Lease.

     PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     PENSION PLAN means a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Pension Plan), and to which the Company or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

     PERSON means an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

     PORT HURON LEASES means those leases to be entered into by the Company or a Subsidiary, as lessee, with respect to property located at 405 Water Street, Port Huron, Michigan 48060 and 2915 Lapeer Road, Port Huron, Michigan 48060.

     PRO RATA SHARE means, with respect to any Bank, the percentage specified opposite such Bank's name on Schedule 2.1/2.2, as adjusted from time to time in accordance with the terms hereof.

     PRIME RATE means, for any day, the rate of interest in effect for such day as publicly announced from time to time by Standard Federal as its prime rate
(whether or not such rate is actually charged by Standard Federal), it being acknowledged that such rate may not necessarily be the lowest rate charged by Standard Federal to its customers at such time. Any change in the Prime Rate announced by Standard Federal shall take effect at the opening of business on the day specified in the public announcement of such change.

     RATING AGENCIES means Moody's and S&P, or such other rating agencies acceptable to the Required Banks in their sole discretion.

     REGULATORY BODY(IES) means any federal or state board or commission, department or other regulatory body in the United States of America (or any international equivalent thereof) which regulates the distribution, transportation or storage of natural gas, or other material lines of business in which the Company or any of its Subsidiaries is engaged from time to time.

     RELEASE has the meaning specified in CERCLA and the term "Disposal" (or "Disposed") has the meaning specified in RCRA; provided that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment; and provided, further, that to the extent that the laws of a state wherein any affected property lies establish a meaning for "Release" or "Disposal" which is broader than is specified in either CERCLA or RCRA, such broader meaning shall apply.

     RENTALS means and include as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

     REQUEST  -  is  defined  in  Section  2.1.1.

     REQUEST  FOR  LINE  OF  CREDIT  INCREASE  -  is  defined  in Section 2.1.2.

     REQUEST  FOR  REVOLVING  COMMITMENT INCREASE - is defined in Section 2.2.2.

     REQUIRED BANKS means Banks having Pro Rata Shares aggregating 66 2/3% or more.

     REVOLVING COMMITMENT AMOUNT means $80,000,000, as reduced from time to time pursuant to Section 5.1 and as increased from time to time pursuant to Section 2.2.2.

     REVOLVING COMMITMENT OPTIONAL INCREASE means an amount up to $16,551,724, minus the portions thereof applied from time to time under Section 2.2.2 to increase the Revolving Commitment Amount.

     REVOLVING  CREDIT  NOTE  -  is  defined  in  Section  3.1.

     REVOLVING LOAN FACILITY means the revolving loan facility made available to the Company by the Banks pursuant to Section 2.2, in an amount not to exceed the Revolving Commitment Amount, which includes a sub-facility for Letters of Credit in an amount which shall not exceed the Letter of Credit Commitment Amount and a swing line sub-facility in an amount which shall not exceed the Swing Line Commitment Amount.

     REVOLVING  LOAN  -  is  defined  in  Section  2.2.1.

     REVOLVING LOAN FACILITY FEE means the fees payable to the Agent for distribution to the Banks pursuant to Section 4.6.

     REVOLVING  LOAN  FACILITY  FEE  RATE  - shall be determined on the basis of
Schedule  1.1,  in  accordance  with  Section  4.9.

     REVOLVING OUTSTANDINGS means, at any time, the sum of (a) the aggregate principal amount of all outstanding Revolving Loans, plus (b) the Stated Amount of all Letters of Credit then outstanding, plus (c) the Swing Line Outstandings.

     REVOLVING LOAN TERMINATION DATE means the earlier to occur of (a) June 25, 2005 or (b) such other date on which the Commitments terminate pursuant to
Section  5  or  11.

     S&P means Standard & Poor's Ratings Group, a division of McGraw-Hill Companies, and any successor thereto.

     SEC means the Securities and Exchange Commission or any other governmental authority succeeding to any of the principal functions thereof.

     SECURITY shall have the same meaning as in Section 2(l) of the Securities Act of 1933, as amended.

     STANDARD  FEDERAL  -  is  defined  in  the  Preamble.

     STATED AMOUNT means, with respect to any Letter of Credit at any date of determination, (a) the maximum aggregate amount available for drawing thereunder under any and all circumstances plus (b) the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit.

     SUBORDINATED DEBT means (i) the Trust Preferred Securities, (ii) the Company's other existing unsecured subordinated debt identified on Schedule 10.7 and (iii) any other unsecured Debt of the Company which has subordination terms, covenants and default provisions which have been approved in writing by the Required Banks.

     SUBSIDIARY means any other corporation, association, joint stock company, business trust, limited liability company or any other business entity of which more than 50% (by number of votes) of the outstanding voting stock, share capital, membership or other interests, as the case may be, having the ordinary voting power for the election of directors or other managers, is owned either directly or indirectly by any Person or one or more of its Subsidiaries, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by any Person and/or its Subsidiaries. Unless otherwise specified to the contrary herein or the context otherwise requires, Subsidiary shall refer to each Person which is a Subsidiary of the Company.

     SURETYSHIP LIABILITY means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation in respect of any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, obligation or other liability supported thereby.

     SWING LINE BANK means Standard Federal in its capacity as swing line bank hereunder and any successor thereto in such capacity.

     SWING  LINE  COMMITMENT  AMOUNT  means  $20,000,000.

     SWING LINE LOAN means a loan made available to the Company by the Swing Line Bank pursuant to Section 2.3.

     SWING  LINE  NOTE  -  is  defined  in  Section  3.1.

     SWING LINE OUTSTANDINGS means, at any time, the aggregate principal amount of all outstanding Swing Line Loans.

     TERM LOAN means the term loan funded by the Banks at the election of the Company, by conversion, pursuant to Section 2.1.3.

     TERM  LOAN  CONVERSION  DATE  -  is  defined  in  Section  2.1.3.

     TERM LOAN MATURITY DATE means the one-year anniversary of the Term Loan Conversion Date.
Term  Loan  Note  -  is  defined  in  Section  3.1.

     TERM LOAN OUTSTANDINGS means at any time, the aggregate principal amount of the Term Loan outstanding at such time.

     TOTAL OUTSTANDINGS means, at any time, the sum of (a) the Revolving Outstandings, (b) the Line of Credit Outstandings, and (c) the Term Loan Outstandings.

     TRUST-PREFERRED SECURITIES means the trust-preferred securities issued by SEMCO Capital Trust I, a wholly-owned Subsidiary of the Company, under the SEMCO Capital Trust I Amended and Restated Trust Agreement dated as of April 19, 2000 and the related documents and instruments, all as amended (subject to the terms hereof) from time to time.

     TYPE OF LOAN OR BORROWING - is defined in Section 2.4.1. The types of Loans or borrowings under this Agreement are as follows: Base Rate Loans or borrowings and Eurodollar Loans or borrowings.

     UNMATURED EVENT OF DEFAULT means any event that, if it continues uncured, will, with lapse of time or notice or both, constitute an Event of Default.

     UTILIZATION FEE means the fees payable to the Agent for the account of the Banks pursuant to Section 4.8.

     UTILIZATION FEE RATE - shall be determined on the basis of Schedule 1.1, in accordance with Section 4.9.

     WHOLLY-OWNED SUBSIDIARY means, as to any Person, another Person all of the shares of capital stock or other ownership interests of which (except directors or other qualifying shares) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person.

     1.2. Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

          (b) Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (c) The term "including" is not limiting and means "including without limitation."

          (d) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

          (e) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

          (f) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

          (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company, the Banks and the other parties thereto and are the products of all parties. Accordingly, they shall not be construed against the Agent or the Banks merely because of the Agent's or Banks' involvement in their preparation.

     SECTION 2. COMMITMENTS OF THE BANKS; BORROWING, CONVERSION AND LETTER OF CREDIT PROCEDURES.

     2.1. Line of Credit Commitment. On and subject to the terms and conditions of this Agreement, each of the Banks, severally and for itself alone, agrees to make loans on a revolving basis under the Line of Credit ("Line of Credit Loans") from time to time until the Line of Credit Termination Date in such Bank's Pro Rata Share of such aggregate amounts as the Company may request from all Banks; provided that the Line of Credit Outstandings (giving effect, for purposes of the determination thereof, to all requests for borrowings submitted prior to the date of determination and not yet funded) will not at any time exceed the Line of Credit Commitment Amount.

     2.1.1 Extension of Line of Credit Termination Date. (a) So long as no Unmatured Event of Default or Event of Default has occurred and is continuing, the Company may, by written notice to the Agent and each Bank (which notice shall be irrevocable and shall not be deemed effective unless actually received by the Agent and each Bank), prior to May 15, but not before March 31, of each year request that the Banks extend the then applicable Line of Credit Termination Date to a date that is 364 days later than the Line of Credit
Termination  Date  then  in  effect  (each  such  request,  a  "Request").

          (b) Each Bank shall, within 25 days of receipt of any such request, notify the Agent in writing whether such Bank consents to the extension of the Line of Credit Termination Date, such consent to be in the sole discretion of such Bank. If any Bank does not so notify the Agent of its decision within such 25 day period, such Bank shall be deemed to have not consented to such request of the Company.

          (c) The Agent shall promptly notify the Company whether the Banks have consented to such request. If the Agent does not so notify the Company within 25 days of the Agent's receipt of such request, the Agent shall be deemed to have notified the Company that the Banks have not consented to the Company's request.

          (d)     Each  Bank  which  elects  not  to  extend  the Line of Credit
Termination Date or fails to so notify the Agent of such consent (a "Non-Consenting Bank") hereby agrees that if any other Bank or financial institution acceptable to the Company and the Agent offers to purchase such Non-Consenting Bank's Pro Rata Share of the aggregate Line of Credit Commitment Amount and Revolving Commitment Amount (including any participations in Swing Line Loans or Letters of Credit) at least 10 days prior to the Line of Credit Termination Date then in effect for a purchase price equal to such Non-Consenting Bank's Pro Rata Share of the Total Outstandings and all other amounts accrued for the account of such Non-Consenting Bank (including any breakage or prepayment costs accruing hereunder in connection with such purchase), such Non-Consenting Bank will promptly assign, sell and transfer all of its right, title, interest and obligations with respect to the foregoing to such other Bank or financial institution pursuant to and on the terms specified in the form of Assignment Agreement attached hereto as Exhibit E. Before assigning to a financial institution other than a Bank pursuant to this clause
(d), each Bank that has elected to extend the Line of Credit Termination Date (a "Consenting Bank") shall have the right, but not any obligation, to purchase such Non-Consenting Bank's Pro Rata Share of the Total Outstandings (including any participations in Swing Line Loans and Letters of Credit, as aforesaid) pursuant to this clause (d). If more than one Consenting Bank makes an election to purchase hereunder, the Consenting Banks which so elect to exercise their purchase options shall by mutual agreement determine the amount of each Non-Consenting Bank's Pro Rata Share of the Line of Credit Commitment Amount being purchased by each Consenting Bank, provided that if there is any dispute among the Consenting Banks such purchase shall be made based upon a ratio of each such Consenting Bank's Pro Rata Share to the aggregate Consenting Banks' Pro Rata Shares. Only if and to the extent the Consenting Banks have determined not to purchase all of the Non-Consenting Bank's Total Outstandings may financial institutions other than a Consenting Bank then purchase such Non-Consenting Bank's Total Outstandings hereunder.

          (e) Notwithstanding anything herein to the contrary, the Line of Credit Termination Date will not be extended unless all Banks have consented to the extension or if one or more Banks or financial institutions have purchased each such Non-Consenting Bank's Total Outstandings pursuant to the terms of clause (d) above.

          (f) In order to facilitate the making of purchases hereunder, the Company may elect, so long as no Event of Default or Unmatured Event of Default has occurred and is continuing, to reimburse any purchasing Bank or other financial institution for the amount of any breakage or prepayment costs accruing hereunder in connection with any such purchase, and for any sums necessary to allow such Bank or other financial institutions to carry any outstanding Loans being so purchased to the expiration of the applicable Interest Period.

     2.1.2 Optional Increase in the Line of Credit Commitment Amount. So long as no Unmatured Event of Default or Event of Default has occurred and is continuing, and the Company has not previously elected to terminate the Line of Credit Commitment Amount under Section 5, the Company may request that the Line of Credit Commitment Amount be increased in an aggregate amount not to exceed the Line of Credit Commitment Optional Increase, subject, in each case, to
Section 7.4 and to the satisfaction concurrently with or prior to the date of each such request of the following conditions:

          (a) the Company shall have delivered to the Agent not less than 90 days prior to the Line of Credit Loan Termination Date then in effect a written request for such increase, specifying the amount of Line of Credit Commitment Optional Increase thereby requested (each such request, a "Request for Line of Credit Increase"); provided, however that in the event the Company has previously delivered a Request for Line of Credit Increase pursuant to this
Section 2.1.2, the Company may not deliver a subsequent Request for Line of Credit Increase until all the conditions to effectiveness of such first Request for Line of Credit Increase have been fully satisfied hereunder (or such Request for Line of Credit Increase has been withdrawn); and provided, further that the Company may make no more than two Requests for Line of Credit Increase in any year;

          (b) the Company shall have delivered together with the Request for Line of Credit Increase required pursuant to clause (a) above, a Request for Revolving Commitment Increase from the applicable New Bank (in the same Pro Rata Share of the Revolving Commitment Amount), and all of the conditions set forth in Section 2.2.2 shall have been fully satisfied.

          (c) a lender or lenders meeting the requirements of Section 13.9.1 and acceptable to the Company and the Agent (including, for the purposes of this Section 2.1.2, any existing Bank which agrees to increase its commitment hereunder, the "New Bank(s)") shall have become a party to this Agreement by executing and delivering a New Bank Addendum for a minimum amount (including for the purposes of this Section 2.1.2 the existing commitment of any existing Bank) for each such New Bank of $4,400,000 and an aggregate amount for all such New
Banks  of  that  portion  of  the  Line  of  Credit

Commitment Optional Increase, taking into account the amount of any prior increase in the Line of Credit Commitment Amount (pursuant to this Section 2.1.2), covered by the applicable request, provided, however that each New Bank shall remit to the Agent funds in an amount equal to its Pro Rata Share (after giving effect to this Section 2.2.2, but taking into account, in the case of any existing Bank, any Line of Credit Loan Outstandings then funded by such Bank) of the Line of Credit Outstandings, such sums to be reallocated among and paid to the existing Banks based upon the new Pro Rata Shares as determined below;

          (d) the Company shall have paid to the Agent for distribution to the existing Banks, as applicable, all interest, fees (including the fees payable under Sections 5.1 and 5.3) and other amounts, if any, accrued to the effective date of such increase and any breakage fees attributable to the reduction (prior to the last day of the applicable Interest Period) of any outstanding Eurodollar Loan, calculated on the basis set forth in Section 7.4 as though the Company has prepaid such Loans;

          (e) the Company shall have executed and delivered to the Agent new Line of Credit Notes payable to each of the New Banks in the face amount of each such New Bank's Pro Rata Share of the Line of Credit Commitment Amount (after giving effect to this Section 2.1.2) and, if applicable, renewal and replacement Line of Credit Notes payable to each of the existing Banks in the face amount of each such Bank's Pro Rata Share of the Line of Credit Commitment Amount (after giving effect to this Section 2.1.2), each of such Line of Credit Notes to be dated as of the effective date of such increase (with appropriate insertions relevant to such Notes and acceptable to the applicable Bank, including the New Banks);

          (f) except to the extent such representations and warranties are not, by their terms, continuing representations and warranties, but speak only as of a specific date, the representations and warranties made by the Company (excluding the Agent and the Banks) in this Agreement or any of the other Loan Documents, and the representations and warranties of any of the foregoing which are contained in any certificate, document or financial or other statement furnished at any time hereunder or thereunder or in connection herewith or therewith shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the effective date of such increase; and no Unmatured Event of Default or Event of Default shall have occurred and be continuing as of such date; and

          (g) such other acknowledgments, consents, authority documents or other documents, if any, shall have been executed and delivered and/or obtained by the Company as required by Agent or the Required Banks, in their reasonable discretion.

     Promptly on or after the date on which all of the conditions to such Request for Line of Credit Increase set forth above have been satisfied, the Agent shall notify the Company and each of the Banks of the amount of the Line of Credit Commitment Amount as increased pursuant this Section 2.1.2 and the date on which such increase has become effective and shall prepare and distribute to Company and each of the Banks (including the New Banks) a revised
Schedule 2.1 setting forth the applicable new Pro Rata Shares of the Banks (including the New Bank(s), taking into account such increase and assignments (if any).

     2.1.3 Term Loan. The Company shall be entitled, effective on the Line of Credit Termination Date (subject to the terms hereof), to elect to convert the Line of Credit Outstandings on such date (the "Term Loan Conversion Date") to the Term Loan; provided, however, that (w) the Company provides written notice of its term out election hereunder to the Agent and each of the Banks at least 5 days prior to the Term Loan Conversion Date (together with Term Notes made by the Company to each of the Banks in the face amount of each Banks Pro Rata Share of the Line of Credit Outstandings so converted) and no request for extension of the Line of Credit Termination Date is then in effect, (x) no Unmatured Event of Default or Event of Default has occurred and is continuing on the date of election and on the Term Loan Conversion Date, (y) the Company ratifies and confirms its representation under Section 9.6 of this Agreement as of the Term Loan Conversion Date, notwithstanding the limitation contained in
Section 9.6, and (z) the Company pays to the Agent, for distribution to the Agent and to the Banks based on their respective Pro Rata Shares, all accrued interest, Line of Credit Facility Fees and Utilization Fees through the Term Loan Conversion Date.

     2.2. Revolving Loan Commitment On and subject to the terms and conditions of this Agreement, each of the Banks, severally and for itself alone, agrees to make Revolving Loans to, and to issue or participate in letters of credit for the account of, the Company as follows:

     2.2.1 Revolving Loans. Each Bank will make loans on a revolving basis ("Revolving Loans") from time to time until the Revolving Loan Termination Date in such Bank's Pro Rata Share of such aggregate amounts as the Company may request from all Banks; provided that the Revolving Outstandings (giving effect, for purposes of the determination thereof, to all requests for borrowings or for the issuance of Letters of Credit submitted prior to the applicable date of determination and not yet funded or issued, as the case may be) will not at any time exceed the Revolving Commitment Amount.

     2.2.2 Optional Increase in the Revolving Commitment Amount. So long as no Unmatured Event of Default or Event of Default has occurred and is continuing, and the Company has not previously elected to terminate the Revolving Commitment Amount under Section 5, the Company may request that the Revolving Commitment Amount be increased in an aggregate amount not to exceed the Revolving Commitment Optional Increase, subject, in each case, to Section
7.4 and to the satisfaction concurrently with or prior to the date of each such request of the following conditions:

          (a) the Company shall have delivered to the Agent not less than 90 days prior to the Revolving Loan Termination Date then in effect a written request for such increase, specifying the amount of Revolving Commitment Optional Increase thereby requested (each such request, a "Request for Revolving Commitment Increase"); provided, however that in the event the Company has previously delivered a Request for Revolving Commitment Increase pursuant to this Section 2.2.2, the Company may not deliver a subsequent Request for Revolving Commitment Increase until all the conditions to effectiveness of such first Request for Revolving Commitment Increase have been fully satisfied hereunder (or such Request for Revolving Commitment Increase has been withdrawn); and provided, further that the Company may make no more than two Requests for Increase in any year;

          (b) the Company shall have delivered together with the Request for Revolving Commitment Increase required pursuant to clause (a) above, a Request for Line of Credit Increase from the applicable New Bank (in the same Pro Rata Share of the Line of Credit Commitment Amount) and all of the conditions set forth in Section 2.1.2 shall have been fully satisfied;

          (c) a lender or lenders meeting the requirements of Section 13.9.1 and acceptable to the Company and the Agent (including, for the purposes of this Section 2.2.2, any New Banks) shall have become a party to this Agreement by executing and delivering a New Bank Addendum for a minimum amount (including for the purposes of this Section 2.2.2 the existing commitment of any existing Bank) for each such New Bank of $5,500,000 and an aggregate amount for all such New Banks of that portion of the Revolving Commitment Optional Increase, taking into account the amount of any prior increase in the Revolving Commitment Amount (pursuant to this Section 2.2.2), covered by the applicable Request, provided, however that (i) each New Bank shall remit to the Agent funds in an amount equal to its Pro Rata Share (after giving effect to this Section 2.2.2, but taking into account, in the case of any existing Bank, any Revolving Loan Outstandings then funded by such Bank) of the Revolving Outstandings, such sums to be reallocated among and paid to the existing Banks based upon the new Pro Rata Shares as determined below;

          (d) the Company shall have paid to the Agent for distribution to the existing Banks, as applicable, all interest, fees (including the fees payable under Sections 5.1 and 5.3) and other amounts, if any, accrued to the effective date of such increase and any breakage fees attributable to the reduction (prior to the last day of the applicable Interest Period) of any outstanding Eurodollar Loan, calculated on the basis set forth in Section 7.4 as though the Company has prepaid such Loans;

          (e) the Company shall have executed and delivered to the Agent new Revolving Credit Notes payable to each of the New Banks in the face amount of each such New Bank's Pro Rata Share of the Revolving Commitment Amount (after giving effect to this Section 2.2.2) and, if applicable, renewal and replacement Revolving Credit Notes payable to each of the existing Banks in the face amount of each such Bank's Pro Rata Share of the Revolving Commitment Amount (after giving effect to this Section 2.2.2), each of such Revolving Credit Notes to be dated as of the effective date of such increase (with appropriate insertions relevant to such Notes and acceptable to the applicable Bank, including the New Banks);

          (f) except to the extent such representations and warranties are not, by their terms, continuing representations and warranties, but speak only as of a specific date, the representations and warranties made by the Company (excluding the Agent and the Banks) in this Agreement or any of the other Loan Documents, and the representations and warranties of any of the foregoing which are contained in any certificate, document or financial or other statement furnished at any time hereunder or thereunder or in connection herewith or therewith shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the effective date of such increase; and no Unmatured Event of Default or Event of Default shall have occurred and be continuing as of such date; and

          (g) such other acknowledgments, consents, authority documents or other documents, if any, shall have been executed and delivered and/or obtained by the Company as required by Agent or the Required Banks, in their reasonable discretion.

     Promptly on or after the date on which all of the conditions to such Request for Increase in the Revolving Commitment Amount set forth above have been satisfied, the Agent shall notify the Company and each of the Banks of the amount of the Revolving Commitment Amount as increased pursuant this Section
2.2.2 and the date on which such increase has become effective and shall prepare and distribute to Company and each of the Banks (including the New Banks) a revised Schedule 2.1 setting forth the applicable new Pro Rata Shares of the Banks (including the New Bank(s), taking into account such increase and assignments (if any).

     2.2.3 L/C Commitment. (a) As a sub-facility of the Revolving Loan Facility, the Issuing Bank may issue letters of credit, in each case containing such terms and conditions as are permitted by this Agreement and are reasonably satisfactory to the Issuing Bank (each a "Letter of Credit"), at the request of and for the account of the Company from time to time before the date which is 30 days prior to the Revolving Loan Termination Date and (b) as more fully set forth in Section 2.5.2, each Bank agrees to purchase a participation in each such Letter of Credit; provided that, in connection with the issuance of letters of credit hereunder, (i) the aggregate Stated Amount of all Letters of Credit issued hereunder shall not at any time exceed $5,000,000 and (ii) the Revolving Outstandings (giving effect, for purposes of the determination thereof, to all requests for borrowings or for the issuance of Letters of Credit submitted prior to the applicable date of determination and not yet funded or issued, as the case may be) will not at any time exceed the Revolving Commitment Amount.

     2.3. Swing Line Loans. As a sub-facility of the Revolving Loan Facility, the Swing Line Bank may make loans (collectively the "Swing Line Loans" and individually each a "Swing Line Loan"), on the terms and conditions set forth in this Agreement, to the Company from time to time in an aggregate amount not to exceed the lesser of (i) $20,000,000 and (ii) an amount equal to the Revolving Commitment Amount minus the Revolving Outstandings at such time, in each case after giving effect, for purposes of the determination thereof, to all requests for borrowings or for the issuance of Letters of Credit submitted prior to the applicable date of determination and not yet funded or issued, as the case may be, and to the application of the proceeds of any Swing Line Loans made at such time. Amounts borrowed under this Section 2.3 may be borrowed, repaid and (subject to the agreement of the Swing Line Bank) reborrowed until the Revolving Termination Date.

     2.3.1 Swing Line Borrowing Procedures. The Company shall give written notice (substantially in the form of Exhibit A-1) or telephonic notice of a request for a borrowing of a Swing Line Loan (followed immediately by written confirmation thereof) to the Agent and the Swing Line Bank not later than 2:00 p.m., Detroit time (or such later time as shall be agreed upon between the Company and the Swing Line Bank) on the proposed date of such borrowing. Each such notice shall be effective upon receipt by the Agent and shall specify the date and the amount of the requested Swing Line Loan, which shall not be less than $1,000,000 (or such lesser amount as may be agreed to by the Swing Line
Bank) or an integral multiple of $100,000 (or such lesser amount as may be agreed to by the Swing Line Bank) in excess thereof, and all interest payable on the Swing Line Loans shall be payable to the Swing Line Bank for its amounts.
The  Swing  Line  Loans  shall  bear  interest  at  the  Base  Rate  minus   %.

     2.3.2 Repayment of Swing Line Loans. The Swing Line Loans shall be evidenced by a Swing Line Note and each Swing Line Loan shall be paid in full on or before the 10th Business Day after such Swing Line Loan is borrowed. Outstanding Swing Line Loans may be repaid from the proceeds of Revolving Loans or Swing Line Loans. Any repayment of a Swing Line Loan shall be accompanied by accrued interest thereon and shall be in the minimum amount of $1,000,000 (or such lesser amount as may be agreed to by the Swing Line Bank) and in increments of $100,000 (or such lesser amount as may be agreed to by the Swing Line Bank) in excess thereof or the full amount of such Swing Line Loan. If the Company at any time fails to repay a Swing Line Loan on the applicable date when due, or if, at any time in its sole discretion the Swing Line Bank (following not less than four Business Days prior written notice to the Company, except if any Event of Default or Unmatured Event of Default has occurred and is continuing, in which case no prior notice shall be required) elects to have the outstanding
Swing Line Loans (or any portion thereof) refunded as a Revolving Loan, the Company shall be deemed to have elected to borrow a Base Rate Loan under Section
2.2 as of such date equal in amount to the unpaid amount of such Swing Line Loan (notwithstanding the minimum amount of Base Rate Loans as provided in Section 2.4.2). The proceeds of any such Loan shall be used to repay such Swing Line Loan. Unless the Agent upon the request of or with the consent of the Required Banks shall have notified the Swing Line Bank in writing prior to making any Swing Line Loan, that the applicable conditions precedent set forth in Section 8 have not then been satisfied, each Bank's obligation to make a Loan pursuant to
Section 2.2 and to repay such Swing Line Loan pursuant to this Section 2.3.2 shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including the occurrence or continuance of an Event of Default or an Unmatured Event of Default. In the event that any Bank fails to make payment to the Agent of any amount due under this Section 2.3.2, the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Bank hereunder until the Agent receives such payment from such Bank or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason, including without limitation an Event of Default or an Unmatured Event of Default under Section
11.1. , any Bank fails to make payment to the Agent of any amount due under this Section 2.3.2, each such Bank shall be deemed, at the option of the Agent, to have unconditionally and irrevocably purchased from the Swing Line Bank, without recourse or warranty, an undivided interest in and participation in the Swing Line Loan in the amount of the Loan such Bank was required to make pursuant to this Section 2.3.2 and such interest and participation may be recovered from such Bank together with interest thereon at the Federal Funds
Rate for each day during the period commencing on the date of demand by the Agent and ending on the date such obligations is fully satisfied.

     2.4.     Loan  Procedures.

     2.4.1 Various Types of Loans. Each of the Revolving Loans and the Line of Credit Loans (and , following the conversion of the Line of Credit Outstandings to the Term Loan in accordance with Section 2.1.3 hereof, the Term Loans), shall be either a Base Rate Loan or a Eurodollar Loan (each a "type" of
Loan), as the Company shall specify in the related notice of borrowing or conversion pursuant to Section 2.4.2 for each such facility. Eurodollar Loans of a facility having the same Interest Period are sometimes called a "Group" or collectively "Groups". Base Rate Loans and Eurodollar Loans of each facility may be outstanding at the same time, provided that not more than 5 different Groups of Eurodollar Loans shall be outstanding at any one time for the Revolving Loans and 5 for the Line of Credit Loans. All borrowings, conversions and repayments of the Revolving Loans and the Line of Credit Loans (and the Term Loans, after conversion of the Line of Credit Outstandings, as aforesaid) shall be effected so that each Bank will have a pro rata share (according to its Pro Rata Share) of all types and Groups of Loans.

     2.4.2 Borrowing Procedures. The Company shall give written notice (substantially in the form of Exhibit A-2) or telephonic notice (followed immediately by written confirmation thereof) to the Agent of each proposed borrowing not later than (a) in the case of a Base Rate borrowing, noon, Detroit time, on the proposed date of such borrowing, and (b) in the case of a Eurodollar borrowing, noon, Detroit time, at least three Business Days prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by the Agent, shall be irrevocable, and shall specify the applicable facility, the date, amount and type of borrowing and, in the case of a Eurodollar borrowing, the initial Interest Period therefor. Promptly upon receipt of such notice, the Agent shall advise each Bank thereof. Not later than 2:00 P.M., Detroit time, on the date of a proposed borrowing, each Bank shall provide the Agent at the office specified by the Agent with immediately available funds covering such Bank's Pro Rata Share of such borrowing and, so long as the Agent has not received written notice that the conditions precedent set forth in Section 8 with respect to such borrowing have not been satisfied, the Agent shall pay over the funds received by the Agent to the Company on the requested borrowing date. Each borrowing shall be on a Business Day. Each Base Rate borrowing under a facility shall be in an aggregate amount of at least $1,000,000 and an integral multiple of $100,000 and each Eurodollar borrowing under a facility shall be in an aggregate amount of at least $3,000,000 and an integral multiple of at least $500,000.

     2.4.3 Conversion and Continuation Procedures. (a) Subject to Section 2.4.1, the Company may, upon irrevocable written notice (substantially in the form of Exhibit B) to the Agent in accordance with clause (b) below:
                    (i) elect, as of any Business Day, to convert any Loans of one type within a facility (or any part thereof in an aggregate amount not less than $1,000,000 or a higher integral multiple of $100,000) into Loans (within the same facility) of the other type; or

                    (ii) elect, as of the last day of the applicable Interest Period, to continue any Eurodollar Loans within a facility having
Interest Periods expiring on such day (or any part thereof in an aggregate amount not less than $3,000,000 or a higher integral multiple of $500,000) for a new Interest Period (within the same facility);

provided that after giving effect to any prepayment, conversion or continuation, the aggregate principal amount of each Group of Eurodollar Loans within a facility shall be at least $3,000,000 and an integral multiple of $500,000.

          (b) The Company shall give written or telephonic (followed immediately by written confirmation thereof) notice to the Agent of each proposed conversion or continuation not later than (i) in the case of conversion into Base Rate Loans, noon, Detroit time, on the proposed date of such conversion and (ii) in the case of conversion into or continuation of Eurodollar Loans, noon, Detroit time, at least three Business Days prior to the proposed date of such conversion or continuation, specifying in each case:

                    (i)     the  proposed  date  of  conversion or continuation;

                    (ii) the applicable facility and the aggregate amount of Loans to be converted or continued within such facility;

                    (iii) the type of Loans within the applicable facility resulting from the proposed conversion or continuation within such facility; and

                    (iv) in the case of conversion into, or continuation of, Eurodollar Loans, the duration of the requested Interest Period therefor.

          (c) The Agent will promptly notify each Bank of its receipt of a notice of conversion or continuation pursuant to this Section 2.4.3 or, if no timely notice is provided by the Company, of the details of any automatic conversion.

          (d) Any conversion of a Eurodollar Loan on a day other than the last day of an Interest Period therefor shall be subject to Section 7.4.

          (e) If, (a) the Agent does not receive payment of all outstanding principal and accrued interest in respect of any outstanding Eurodollar Rate Loan on the last day of the Interest Period applicable thereto, or does not receive a timely written request for borrowing hereunder pursuant to Sections
2.3.1 or 2.4.2 or a written request for conversion or continuation of such Loan pursuant to Section 2.4.3, or (b) if on the last day of the applicable Interest Period an Unmatured Event of Default or an Event of Default shall have occurred and be continuing, then, on the last day of the applicable Interest Period the principal amount of any Eurodollar Rate Loan which has not been prepaid shall, absent a contrary election of the Required Banks, be converted automatically to a Prime Rate Loan and the Agent shall thereafter promptly notify the Company of said action.

     2.5.     Letter  of  Credit  Procedures.

     2.5.1 L/C Applications. The Company shall give notice to the Agent and the Issuing Bank of the proposed issuance of each Letter of Credit on a Business Day which is at least three Business Days (or such lesser number of days as the Agent and the Issuing Bank shall agree in any particular instance in their sole discretion) prior to the proposed date of issuance of such Letter of Credit. Each such notice shall be accompanied by an L/C Application, duly executed by the Company and in all respects satisfactory to the Agent and the Issuing Bank, together with such other documentation as the Agent or the Issuing Bank may request in support thereof, it being understood that each L/C Application shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, the expiration date of such Letter of Credit (which shall not be later than the earlier to occur of (x) one year after the date of issuance thereof and (y) thirty days prior to the scheduled Revolving Loan Termination Date

(provided that any Letter of Credit which is stated to expire within one year after its date of issuance may provide for the automatic renewal thereof, subject to contrary written notice to the beneficiary thereunder, for additional one year periods, but which shall in no event extend beyond thirty days prior to the scheduled Revolving Loan Termination Date) and whether such Letter of Credit is to be transferable in whole or in part. So long as the Issuing Bank has not received written notice that the conditions precedent set forth in Section 8 with respect to the issuance of such Letter of Credit have not been satisfied, the Issuing Bank may issue such Letter of Credit on the requested issuance date. The Issuing Bank shall promptly advise the Agent of the issuance of each Letter of Credit and of any amendment thereto, extension thereof or event or circumstance changing the amount available for drawing thereunder. In the event of any inconsistency between the terms of any L/C Application and the terms of this Agreement, the terms of this Agreement shall control.

     2.5.2 Participations in Letters of Credit. Concurrently with the issuance of each Letter of Credit, the Issuing Bank shall be deemed to have sold and transferred to each other Bank, and each other Bank shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such other Bank's Pro Rata Share, in such Letter of Credit and the Company's reimbursement obligations with respect thereto. For the purposes of this Agreement, the unparticipated portion of each Letter of Credit shall be deemed to be the Issuing Bank's "participation" therein. The Issuing Bank hereby agrees, upon request of the Agent or any Bank, to deliver to the Agent or such Bank a list of all outstanding Letters of Credit issued by the Issuing Bank, together with such information related thereto as the Agent or such Bank may reasonably request.

     2.5.3 Reimbursement Obligations. The Company hereby unconditionally and irrevocably agrees to reimburse the Issuing Bank for each payment or disbursement made by the Issuing Bank under any Letter of Credit honoring any demand for payment made by the beneficiary thereunder, in each case on the date that such payment or disbursement is made. Any amount not reimbursed on the date of such payment or disbursement shall bear interest from the date of such payment or disbursement to the date that the Issuing Bank is reimbursed by the Company therefor, payable on demand, at a rate per annum equal to the Base Rate from time to time in effect plus, beginning on the third Business Day after receipt of notice from the Issuing Bank of such payment or disbursement, 2%. The Issuing Bank shall notify the Company and the Agent whenever any demand for payment is made under any Letter of Credit by the beneficiary thereunder; provided that the failure of the Issuing Bank to so notify the Company shall not affect the rights of the Issuing Bank or the Banks in any manner whatsoever.

     2.5.4 Limitation on Obligations of Issuing Bank. In determining whether to pay under any Letter of Credit, the Issuing Bank shall not have any obligation to the Company or any Bank other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence and willful misconduct, shall not impose upon the Issuing Bank any liability to the Company or any Bank and shall not reduce or impair the Company's reimbursement obligations set forth in Section 2.5.3 or the obligations of the Banks pursuant to Section 2.5.5.


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
     2.5.5 Funding by Banks to Issuing Bank. If the Issuing Bank makes any payment or disbursement under any Letter of Credit and the Company has not reimbursed the Issuing Bank in full for such payment or disbursement by 11:00 A.M., Detroit time, on the date of such payment or disbursement, or if any reimbursement received by the Issuing Bank from the Company is or must be returned or rescinded upon or during any bankruptcy or reorganization of the Company or otherwise, each other Bank shall be obligated to pay to the Agent for the account of the Issuing Bank, in full or partial payment of the purchase price of its participation in such Letter of Credit, its Pro Rata Share of such payment or disbursement (but no such payment shall diminish the obligations of the Company under Section 2.5.3), and, upon notice from the Issuing Bank, the Agent shall promptly notify each other Bank thereof. Each other Bank irrevocably and unconditionally agrees to so pay to the Agent in immediately available funds for the Issuing Bank's account the amount of such other Bank's Percentage of such payment or disbursement. If and to the extent any Bank shall not have made such amount available to the Agent by 2:00 P.M., Detroit time, on the Business Day on which such Bank receives notice from the Agent of such payment or disbursement (it being understood that any such notice received after noon, Detroit time, on any Business Day shall be deemed to have been received on the next following Business Day), such Bank agrees to pay interest on such amount to the Agent for the Issuing Bank's account forthwith on demand, for each day from the date such amount was to have been delivered to the Agent to the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Rate from time to time in effect and (b) thereafter, the Base Rate from time to time in effect. Any Bank's failure to make available to the Agent its Pro Rata Share of any such payment or disbursement shall not relieve any other Bank of its obligation hereunder to make available to the Agent such other Bank's Pro Rata Share of such payment, but no Bank shall be responsible for the failure of any other Bank to make available to the Agent such other Bank's Pro Rata Share of any such payment or disbursement.

     2.6. Commitments Several. The failure of any Bank to make a requested Loan or to fund a requested participation on any date shall not relieve any other Bank of its obligation (if any) to make a Loan or to fund a participation on such date, but no Bank shall be responsible for the failure of any other Bank to make any Loan or to fund any participation to be made by such other Bank.

     2.7. Certain Conditions. Notwithstanding any other provision of this Agreement, no Bank (including the Swing Line Bank) shall have an obligation to make any Loan, or to permit the continuation of or any conversion into any Eurodollar Loan, and the Issuing Bank shall not have any obligation to issue any Letter of Credit, if an Event of Default or Unmatured Event of Default exists.

     SECTION  3.     NOTES  EVIDENCING  LOANS.

     3.1. Notes. The Loans of each Bank shall be evidenced by Notes substantially in the form set forth in Exhibit C-1 (in the case of Line of Credit Loans; the "Line of Credit Notes"), C-2 (in the case of Revolving Loans; the "Revolving Credit Notes"), C-3 (in the case of Swing Line Loans; the "Swing Line Notes") and C-4 (in the case of the Term Loan; the "Term Loan Note"), with appropriate insertions, payable to the order of such Bank, as follows:

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
     3.1.1 Repayment of Loans. (a) Each Revolving Loan of such Bank shall be paid in full on the Revolving Loan Termination Date;

          (b) each Line of Credit Loan of such Bank shall be paid in full on the Line of Credit Termination Date; and

          (c) the entire balance of the Term Loan, plus all interest and fees, shall be due and payable in full on the Term Loan Maturity Date.

     3.2. Recordkeeping. Each Bank shall record in its records, the date and amount of each Loan made by such Bank under each facility, as applicable, each repayment or conversion thereof and, in the case of each Eurodollar Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Note. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Company hereunder or under any Note to repay the principal amount of the Loans evidenced by such Note together with all interest accruing thereon.

     SECTION  4.     INTEREST  AND  FEES.

     4.1. Interest Rates. The Company promises to pay interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full as follows:

          (a) at all times while such Loan is a Base Rate Loan, at a rate per annum equal to the Base Rate from time to time in effect; and

          (b) at all times while such Loan is a Eurodollar Loan, at a rate per annum equal to the sum of the Eurodollar Rate (Reserve Adjusted) applicable to each Interest Period for such Loan plus the Eurodollar Margin from time to time in effect;

provided that (i) at any time an Event of Default exists, automatically, in the case of any Event of Default under Sections 11.1.1 and 11.1.4, and in all other cases, upon the request of the Required Banks, the interest rate applicable to each Loan shall be increased by 2% and (ii) the interest rate applicable to each Eurodollar Loan made under Section 2.1.3 shall be increased by 0.25%.

     4.2. Interest Payment Dates. Accrued interest on each Base Rate Loan under each facility and Swing Line Loan under the Revolving Loan Facility shall be payable in arrears on the last day of each month and at maturity. Accrued interest on each Eurodollar Loan under each facility shall be payable on the last day of each Interest Period relating to such Loan (and, in the case of a Eurodollar Loan with a six-month Interest Period, on the three-month anniversary of the first day of such Interest Period) and at maturity. After maturity, accrued interest on all Loans shall be payable on demand.

     4.3. Setting and Notice of Eurodollar Rates. The applicable Eurodollar Rate for each Interest Period under each facility shall be determined by the Agent, and notice thereof shall be given by the Agent promptly to the Company and each Bank. Each determination of the applicable Eurodollar Rate by

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
the Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Agent shall, upon written request of the Company or any Bank, deliver to the Company or such Bank a statement showing the computations used by the Agent in determining any applicable Eurodollar Rate hereunder.

     4.4. Computation of Interest. All computations of interest shall be computed for the actual number of days elapsed on the basis of a year of 360 days. The applicable interest rate for each Base Rate Loan under each facility shall change simultaneously with each change in the Base Rate.

     4.5. Line of Credit Facility Fee. From the Closing Date to the Line of Credit Termination Date, the Company shall pay to the Agent for distribution to the Banks in accordance with their respective Pro Rata Shares (as adjusted from time to time), a Line of Credit Facility Fee quarterly in arrears commencing September 30, 2002 (in respect of the prior Fiscal Quarter or portion thereof), and on the last day of each Fiscal Quarter thereafter and on the Line of Credit Termination Date, as the case may be. The Line of Credit Facility Fee payable to each Bank shall be determined by multiplying the Line of Credit Facility Fee Rate times the Line of Credit Commitment Amount then in effect (whether used or unused). The Line of Credit Facility Fee shall be computed on the basis of a year of 360 days and assessed for the actual number of days elapsed. Upon receipt of such payment, the Agent shall make prompt payment to each Bank of its share of the Line of Credit Facility Fee based upon its respective Pro Rata Share. It is expressly understood that the Line of Credit Facility Fees described in this Section 4.5 are not refundable under any circumstances.

     4.6.     Revolving  Loan  Facility  Fee.  From  the  Closing  Date  to  the
Revolving Loan Termination Date, the Company shall pay to the Agent for distribution to the Banks in accordance with their respective Pro Rata Shares (as adjusted from time to time), a Revolving Loan Facility Fee quarterly in arrears commencing September 30, 2002 (in respect of the prior Fiscal Quarter or portion thereof), and on the last day of each Fiscal Quarter thereafter, and on the Revolving Loan Termination Date, as the case may be. The Revolving Loan Facility Fee payable to each Bank shall be determined by multiplying the Revolving Loan Facility Fee Rate times the Revolving Commitment Amount then in effect (whether used or unused). The Revolving Loan Facility Fee shall be computed on the basis of a year of 360 days and assessed for the actual number of days elapsed. Upon receipt of such payment, the Agent shall make prompt payment to each Bank of its share of the Revolving Loan Facility Fee based upon its respective Pro Rata Share. It is expressly understood that the Revolving Loan Facility Fees described in this Section 4.6 are not refundable under any circumstances.

     4.7. Letter of Credit Fees. (a) The Company agrees to pay to the Agent for the account of each Bank a Letter of Credit Fee for each Letter of Credit equal to the L/C Fee Rate in effect from time to time of such Bank's Pro Rata Share (as adjusted from time to time) of the undrawn amount of such Letter of Credit (computed for the actual number of days elapsed on the basis of a year of 360 days); provided that, if requested by the Required Banks, the rate applicable to each Letter of Credit shall be increased by 2% at any time that an Event of Default exists. Such Letter of Credit Fee shall be payable in arrears on the last day of each calendar quarter and on the Revolving Loan Termination Date (or such later date on which such Letter of Credit expires or is terminated) for the period from the date of the issuance of each Letter of Credit (or the last day on which the Letter of Credit Fee was paid with respect thereto) to the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated.


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
          (b) In addition, with respect to each Letter of Credit, the Company agrees to pay to the Issuing Bank, for its own account, (i) such fees and expenses as the Issuing Bank customarily requires in connection with the issuance, negotiation, processing and/or administration of letters of credit in similar situations and (ii) a letter of credit fronting fee in the amount and at the times agreed to by the Company and the Issuing Bank.

     4.8. Utilization Fee. The Company shall pay the Agent for the account of the Banks (ratably according to their respective Pro Rata Shares, as adjusted from time to time) a Utilization Fee at a per annum rate equal to the Utilization Fee Rate on the Total Outstandings for each day on which the Total Outstandings exceed 60% of the Commitments. Such Utilization Fee shall be due quarterly in arrears on the last day of each Fiscal Quarter and on the date this Agreement is terminated, as the case may be.

     4.9. Adjustments to Eurodollar Margin and Fee Rates. Adjustments to the Eurodollar Margin and to the Fee Rates will be made, if applicable, upon receipt of the required debt rating information under Section 10.28, and more frequently, upon receipt of any change in such debt rating information, in each case establishing applicability of the appropriate adjustment, provided, however, that:

          (a) in the event, at any time and for any reason, a debt rating of the Company's long-term, publicly-traded, non-credit enhanced senior unsecured Indebtedness (whether or not any such Indebtedness is then outstanding) is not maintained by the Rating Agency, and until a new debt rating on such terms is obtained by the Company from the Rating Agencies (but without affecting any Event of Default resulting therefrom), the Eurodollar Margin and applicable Fee Rates shall be, unless waived by the Required Banks, at the highest level provided on Schedule 1.1; and

          (b) on the Closing Date the Eurodollar Margin and the applicable Fee Rates shall be those set forth under the level III row of Schedule 1.1. Thereafter, all Eurodollar Margins and Fee Rates shall be based upon the Company's debt rating obtained under Section 10.28, as adjusted from time to time under clause (a) above.

     4.10. Arrangement, Agency Fees. The Company shall pay an arrangement fee and an agency fee to the Agent for the Agent's own account as required by the letter agreement ("Fee Letter") between the Company and the Agent dated June 25, 2002.

     4.11. Upfront Fees. The Company agrees to pay to the Agent for the account of each Bank on the Closing Date an upfront fee in the amounts set forth on Schedule 4.11 (and the Agent agrees to promptly forward to each Bank a portion of such upfront fee in the amount set forth on Schedule 4.11).

     SECTION  5.     REDUCTION  OR  TERMINATION OF THE COMMITMENTS; PREPAYMENTS.


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
     5.1.     Reduction  or  Termination  of  the  Commitments.

     5.1.1 Voluntary Reduction or Termination of the Commitments. The Company may from time to time on at least two Business Days' prior written notice received by the Agent (which shall promptly advise each Bank thereof) permanently reduce (i) the Revolving Commitment Amount to an amount not less than the Revolving Outstandings or (ii) the Line of Credit Commitment Amount to an amount not less than the Line of Credit Outstandings. Any such reduction shall be in an amount not less than $3,000,000 or a higher integral multiple of $500,000. Concurrently with any reduction of the Revolving Commitment Amount or the Line of Credit Commitment Amount, the Company shall pay all interest on the applicable Loans, all applicable facility fees and, in the case of any reduction of the Revolving Commitment Amount, all Letter of Credit Fees.

     5.1.2 All Reductions of the Commitments. All reductions of the Revolving Commitment Amount or the Line of Credit Commitment Amount shall reduce the applicable Commitments pro rata among the Banks according to their respective Pro Rata Shares.

     5.2.     Prepayments.

     5.2.1 Voluntary Prepayments. The Company may from time to time prepay the Loans in whole or in part; provided that the Company shall give the Agent (which shall promptly advise each Bank) notice thereof not later than 11:00 A.M., Detroit time, on the day of such prepayment (which shall be a Business
Day), specifying the Loans to be prepaid and the date and amount of prepayment. Any such partial prepayment shall be in an amount equal to $3,000,000 or a higher integral multiple of $500,000.

     5.3. All Prepayments. Each voluntary partial prepayment shall be in a principal amount of $3,000,000 or a higher integral multiple of $500,000. Any partial prepayment of a Group of Eurodollar Loans shall be subject to the proviso to Section 2.4.3(a). Any prepayment of a Eurodollar Loan on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to Section 7.4.

     SECTION  6.     MAKING  AND  PRORATION  OF  PAYMENTS;  SETOFF;  TAXES.

     6.1. Making of Payments. All payments of principal of or interest on the Notes, and of all fees, shall be made by the Company to the Agent in immediately available funds at the office specified by the Agent not later than 1:00 P.M., Detroit time, on the date due; and funds received after that hour shall be deemed to have been received by the Agent on the following Business Day. The Agent shall promptly remit to each Bank its share of all such payments received in collected funds by the Agent for the account of such Bank. All payments under Section 7.1 shall be made by the Company directly to the Bank entitled thereto.

     6.2. Application of Certain Payments. Except as set forth in Section 11.2, each payment of principal shall be applied to such Loans as the Company shall direct by notice to be received by the Agent on or before the date of such payment or, in the absence of such notice, as the Agent shall determine in its discretion. Concurrently with each remittance to any Bank of its share of any such payment, the Agent shall advise such Bank as to the application of such payment.


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
     6.3. Due Date Extension. If any payment of principal or interest with respect to any of the Loans, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a Eurodollar Loan, such immediately following Business Day is the first Business Day of a calendar month, in which case such due date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

     6.4. Setoff. The Company agrees that the Agent and each Bank have all rights of set-off and bankers' lien provided by applicable law, and in addition thereto, the Company agrees that at any time any Event of Default exists, the Agent and each Bank may apply to the payment of any obligations of the Company hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of the Company then or thereafter with the Agent or such Bank. The Agent and each Bank shall promptly notify the Company following each exercise of any setoff, describing the sources and uses of all set off funds; provided that the failure of the Agent or any Bank to so notify the Company shall not affect the rights of the Agent or the Banks in any manner whatsoever or result in the imposition of any liability on the part of the Agent or any Bank.

     6.5. Proration of Payments. Except for payments to the Swing Line Bank in respect of Swing Line Loans, if any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise, but excluding any payment pursuant to Section 7.7 or 14.9 and payments of interest on any Affected Loan) on account of principal of or interest on any Loan (or on account of its participation in any Letter of Credit or Swing Line
Loan) in excess of its pro rata share of payments and other recoveries obtained by all Banks on account of principal of and interest on the Loans (or such participation) then held by them, such Bank shall purchase from the other Banks such participations in the Loans (or sub-participations in Letters of Credit or Swing Line Loans) held by them as shall be necessary to cause such purchasing Bank to share the excess payment or other recovery ratably with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

     6.6. Taxes. All payments of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, excluding franchise taxes and taxes imposed on or measured by any Bank's net income or receipts (all non-excluded items being called "Taxes"). If any withholding or deduction from any payment to be made by the Company hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Company will:

          (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

          (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

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
          (c) pay to the Agent for the account of the Banks such additional amount or amounts as is necessary to ensure that the net amount actually received by each Bank will equal the full amount such Bank would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Agent or any Bank with respect to any payment received by the Agent or such Bank hereunder, the Agent or such Bank may pay such Taxes and the Company will promptly pay such additional amounts (including any penalty, interest or expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted.

     If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Banks, the required receipts or other required documentary evidence, the Company shall indemnify the Banks for any incremental Taxes, interest or penalties that may become payable by any Bank as a result of any such failure. For purposes of this Section 6.6, a distribution hereunder by the Agent or any Bank to or for the account of any Bank shall be deemed a payment by the Company.

     Each Bank that (a) is organized under the laws of a jurisdiction other than the United States of America and (b)(i) is a party hereto on the Closing Date,
(ii)  becomes  an  assignee  of  an  interest under this Agreement under Section
13.9.1 after the Closing Date (unless such Bank was already a Bank hereunder immediately prior to such assignment) or (iii) becomes a New Bank pursuant to
Section 2.2.2 after the Closing Date (unless such Bank was already a Bank hereunder) shall execute and deliver to the Company and the Agent one or more
(as the Company or the Agent may reasonably request) United States Internal Revenue Service Forms W-8BEN or Forms W-8ECI or such other forms or documents, appropriately completed, as may be applicable to establish that such Bank is exempt from withholding or deduction of Taxes. The Company shall not be required to pay additional amounts to any Bank pursuant to this Section 6.6 to the extent that the obligation to pay such additional amounts would not have arisen but for the failure of such Bank to comply with this paragraph.

     SECTION  7.     INCREASED  COSTS;  SPECIAL PROVISIONS FOR EURODOLLAR LOANS.

     7.1. Increased Costs. (a) If, after the date hereof, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any Eurodollar Office of such Bank) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency

                    (i) shall subject any Bank (or any Eurodollar Office of such Bank) to any tax, duty or other charge with respect to its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Bank of the principal of or interest on its Eurodollar Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans, (except for changes in the rate of tax on the overall net income of such Bank or its Eurodollar Office imposed by the jurisdiction in which such Bank's principal executive office or Eurodollar Office is located);

                    (ii) shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of interest rates pursuant to Section 4), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Bank (or any Eurodollar Office of such Bank); or

                    (iii) shall impose on any Bank (or its Eurodollar Office) any other condition affecting its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans;

and the result of any of the foregoing is to increase the cost to (or to impose a cost on) such Bank (or any Eurodollar Office of such Bank) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Eurodollar Office) under this Agreement or under its Note with respect thereto, then upon demand by such Bank (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Agent), the Company shall pay directly to such Bank such additional amount as will compensate such Bank for such increased cost or such reduction.

          (b) If any Bank shall reasonably determine that any change in, the adoption or phase-in of, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank or any Person controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's or such controlling Person's capital as a consequence of such Bank's obligations hereunder or under any Letter of Credit to a level below that which such Bank or such controlling Person could have achieved but for such change, adoption, phase-in or compliance (taking into consideration such Bank's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Bank or such controlling Person to be material, then from time to time, upon demand by such Bank (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Agent), the Company shall pay to such Bank such additional amount as will compensate such Bank or such controlling Person for such reduction.

     7.2. Basis for Determining Interest Rate Inadequate or Unfair. If with respect to any Interest Period:

          (a) deposits in Dollars (in the applicable amounts) are not being offered to the Agent in the interbank eurodollar market for such Interest Period, or the Agent otherwise reasonably determines (which determination shall be binding and conclusive on the Company) that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate; or

          (b) Banks having aggregate Pro Rata Shares of 51% or more advise the Agent that the Eurodollar Rate (Reserve Adjusted) as determined by the Agent will not adequately and fairly reflect the cost to such Banks of maintaining or funding Eurodollar Loans for such Interest Period (taking into account any amount to which such Banks may be entitled under Section 7.1) or that the making or funding of Eurodollar Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Banks materially affects such Loans;

then the Agent shall promptly notify the other parties thereof and, so long as such circumstances shall continue, (i) no Bank shall be under any obligation to make or convert into Eurodollar Loans and (ii) on the last day of the current Interest Period for each Eurodollar Loan, such Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan.

     7.3. Changes in Law Rendering Eurodollar Loans Unlawful. If any change in, or the adoption of any new, law or regulation, or any change in the interpretation of any applicable law or regulation by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of any Bank cause a substantial question as to whether it is) unlawful for any Bank to make, maintain or fund Eurodollar Loans, then such Bank shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) such Bank shall have no obligation to make or convert into Eurodollar Loans (but shall make Base Rate Loans concurrently with the making of or conversion into Eurodollar Loans by the Banks which are not so affected, in each case in an amount equal to the amount of Eurodollar Loans which would be made or converted into by such Bank at such time in the absence of such circumstances) and (b) on the last day of the current Interest Period for each Eurodollar Loan of such Bank (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such Eurodollar Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan. Each Base Rate Loan made by a Bank which, but for the circumstances described in the foregoing sentence, would be a Eurodollar Loan (an "Affected Loan") shall remain outstanding for the same period as the Group of Eurodollar Loans of which such Affected Loan would be a part absent such circumstances.

     7.4. Funding Losses. The Company hereby agrees that upon demand by any Bank (which demand shall be accompanied by a statement setting forth the basis for the amount being claimed, a copy of which shall be furnished to the Agent), the Company will indemnify such Bank against any net loss or expense which such Bank may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain any Eurodollar Loan or Swing Line Loan), as reasonably determined by such Bank, as a result of (a) any payment, prepayment or conversion of any Eurodollar Loan or Swing Line Loan of such Bank on a date other than the last day of an Interest Period for such Loan (including any conversion pursuant to Section 7.3) or (b) any failure of the Company to borrow, convert or continue any Loan on a date specified therefor in a notice of borrowing, conversion or continuation pursuant to this Agreement. For this purpose, all notices to the Agent pursuant to this Agreement shall be deemed to be irrevocable.

     7.5. Right of Banks to Fund through Other Offices. Each Bank may, if it so elects, fulfill its commitment as to any Eurodollar Loan by causing a foreign branch or Affiliate of such Bank to make such Loan; provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Bank and the obligation of the Company to repay such Loan shall nevertheless be to such Bank and shall be deemed held by it, to the extent of such Loan, for the account of such branch or Affiliate.

     7.6. Discretion of Banks as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Bank had actually funded and maintained each Eurodollar Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

     7.7. Mitigation of Circumstances; Replacement of Banks. (a) Each Bank shall promptly notify the Company and the Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Bank's sole judgment, otherwise disadvantageous to such Bank) to mitigate or avoid, (i) any obligation by the Company to pay any amount pursuant to Section 6.6 or 7.1 or (ii) the occurrence of any circumstances described in Section 7.2 or 7.3 (and, if any Bank has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Bank shall promptly so notify the Company and the Agent). Without limiting the foregoing, each Bank will designate a different funding office if such designation will avoid (or reduce the cost to the Company of) any event described in clause (i) or (ii) of the preceding sentence and such designation will not, in such Bank's sole judgment, be otherwise disadvantageous to such Bank.

          (b) If the Company becomes obligated to pay additional amounts to any Bank pursuant to Section 6.6 or 7.1, or any Bank gives notice of the occurrence of any circumstances described in Section 7.2 or 7.3, the Company may designate another bank which is acceptable to the Agent and the Issuing Bank in their reasonable discretion (such other bank being called a "Replacement Bank") to purchase the Loans of such Bank and such Bank's rights hereunder, without recourse to or warranty by, or expense to, such Bank, for a purchase price equal to the outstanding principal amount of the Loans payable to such Bank plus any accrued but unpaid interest on such Loans and all accrued but unpaid fees owed to such Bank and any other amounts payable to such Bank under this Agreement (including, without limitation, any amounts payable under Section 6.6 or 7.1), and to assume all the obligations of such Bank hereunder, and, upon such purchase and assumption (pursuant to an Assignment Agreement) and payment of the purchase price, as aforesaid, such Bank shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Bank prior to the date of such purchase and assumption) and shall be relieved from all obligations to the Company hereunder, and the Replacement Bank shall succeed to the rights and obligations of such Bank hereunder.

     7.8. Conclusiveness of Statements; Survival of Provisions. Determinations and statements of any Bank pursuant to Section 7.1, 7.2, 7.3 or
7.4 shall be conclusive absent demonstrable error. Banks may use reasonable averaging and attribution methods in determining compensation under Sections 7.1 and 7.4, and the provisions of such Sections shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit and termination of this Agreement.

     SECTION  8.     EFFECTIVENESS;  CONDITIONS  OF  LENDING,  ETC.

     The obligation of each Bank to make its Loans and of the Issuing Bank to issue Letters of Credit is subject to the following conditions precedent:

     8.1. Initial Credit Extension. The obligation of the Banks to make the initial Loans and the obligation of the Issuing Bank to issue its initial Letter of Credit (whichever first occurs) is, in addition to the conditions precedent specified in Section 8.2, subject to the conditions precedent that (1) all Debt to be Repaid has been (or concurrently with the initial borrowing will be) paid in full, and that all agreements and instruments governing the Debt to be Repaid and that all Liens securing such Debt to be Repaid have been (or concurrently with the initial borrowing will be) terminated and (2) the Agent shall have received all of the following (with sufficient originals or copies for the Banks, as appropriate), each duly executed and dated the Closing Date (or such earlier date as shall be satisfactory to the Agent), in form and substance satisfactory to the Agent (and the date on which all such conditions precedent have been satisfied or waived in writing by the Agent and the Banks is called the "Closing Date"):

     8.1.1 The Revolving Credit Notes, the Swing Line Note and the Line of Credit Notes.

     8.1.2 Corporate Authority. The Agent shall have received (i) certified copies of resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of this Agreement, the Notes and the other Loan Documents to which the Company is a party; (ii) certified copies of the Company's articles of incorporation and bylaws and (iii) a certificate of good standing from the state of the Company's incorporation.

     8.1.3 Consents, etc. Certified copies of all documents evidencing any necessary corporate or partnership action, consents and governmental approvals (if any) required for the execution, delivery and performance by the Company of the documents referred to in this Section 8.

     8.1.4 Incumbency and Signature Certificates. A certificate of the Secretary or an Assistant Secretary (or other appropriate representative) of the Company certifying the names of the officer or officers of the Company authorized to sign the Loan Documents to which the Company is a party, together with a sample of the true signature of each such officer (it being understood that the Agent and each Bank may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein).

     8.1.5 Financial Statements. The Agent shall have received (i) audited consolidated financial statements of the Company for the Fiscal Years ending in 1999, 2000 and 2001 prepared and presented in accordance with GAAP and (ii) unaudited consolidated financial statements of the Company and its Subsidiaries for each month from January 1 to April 30 and Fiscal Quarter ending after the latest Fiscal Year referred to in clause (i) above, in each case in form and substance satisfactory to the Agent.

     8.1.6 Opinion of Counsel. The opinion of Dickinson Wright PLLC substantially in the form of Exhibit F.

     8.1.7 Insurance. Evidence satisfactory to the Agent of the existence of insurance required to be maintained pursuant to Section 10.3(b).

     8.1.8 Copies of Documents. Copies, certified by the Secretary of the Company, of the documents evidencing the Subordinated Debt and Junior Capital existing as of the date hereof.

     8.1.9 Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with all Attorney Costs of the Agent to the extent invoiced prior to the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Agent's reasonable estimate of Attorney Costs incurred or to be incurred by the Agent through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Agent).

     8.1.10 Closing Certificate. A certificate signed by a Vice President - Accounting or the Chief Financial Officer of the Company dated as of the Closing Date, affirming the matters set forth in Section 8.2.1 as of the Closing Date and stating that the conditions set forth in this Section 8.1 have been fully satisfied.

     8.1.11 Other. Such other documents as the Agent or any Bank may reasonably request.

     8.2.     Conditions.  The obligation (a) of each Bank to make each Loan and
(b) of the Issuing Bank to issue each Letter of Credit is subject to the following further conditions precedent that:

     8.2.1 Compliance with Warranties, No Default, etc. Both before and after giving effect to any borrowing and the issuance of any Letter of Credit, the following statements shall be true and correct:

          (a) the representations and warranties of the Company and each Subsidiary set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);  and

          (b) no Event of Default or Unmatured Event of Default shall have then occurred and be continuing.

     8.2.2 Confirmatory Certificate. If requested by the Agent or any Bank, the Agent shall have received (in sufficient counterparts to provide one to each Bank) a certificate dated the date of such requested Loan or Letter of Credit and signed by a duly authorized representative of the Company as to the matters set out in Section 8.2.1 (it being understood that each request by the Company for the making of a Loan or the issuance of a Letter of Credit shall be deemed to constitute a warranty by the Company that the conditions precedent set forth in Section 8.2.1 will be satisfied at the time of the making of such Loan or the issuance of such Letter of Credit), together with such other documents as the Agent or any Bank may reasonably request in support thereof.

     SECTION  9.     REPRESENTATIONS  AND  WARRANTIES.

     To induce the Agent and the Banks to enter into this Agreement and to induce the Banks to make Loans and issue and participate in Letters of Credit hereunder, the Company represents and warrants to the Agent and the Banks that:

     9.1. Organization. The Company is a corporation validly existing and in good standing under the laws of the State of Michigan; each Subsidiary is validly existing and in good standing under the laws of the jurisdiction of its organization; and each of the Company and each Subsidiary is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

     9.2. Authorization; No Conflict. The Company is duly authorized to execute and deliver each Loan Document to which it is a party, the Company is duly authorized to borrow monies hereunder and the Company is duly authorized to perform its obligations under each Loan Document to which it is a party. The execution, delivery and performance by the Company of this Agreement and by the Company of each Loan Document to which it is a party, and the borrowings by the Company hereunder, do not and will not (a) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision of law, (ii) the charter, by-laws or other organizational documents of the Company or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon the Company or any of its respective properties or (c) require, or result in, the creation or imposition of any Lien, other than a Lien permitted under Section 10.8, on any asset of the Company or any Subsidiary, except in each case, other than in clause (c), where such event would not have a Material Adverse Effect.

     9.3. Validity and Binding Nature. Each of this Agreement and each other Loan Document to which the Company is a party is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

     9.4. Financial Condition. The audited consolidated financial statements of the Company and its Subsidiaries as at December 31, 2001 and the unaudited consolidated financial statements of the Company and the Subsidiaries as at March 31, 2002, copies of each of which have been delivered to each Bank, were prepared in accordance with GAAP (subject, in the case of such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and present fairly the consolidated financial condition of the Company and its Subsidiaries as at such dates and the results of their operations for the periods then ended.

     9.5. No Material Adverse Change. Since March 31, 2002 there has been no material adverse change in the financial condition, operations, assets, business or properties of the Company and its Subsidiaries taken as a whole.

     9.6. Litigation and Contingent Liabilities. No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to the best knowledge of the Company, threatened against the Company or any Subsidiary which could reasonably be expected to have a Material Adverse Effect, except as set forth in Schedule 9.6. Other than any liability incident to such litigation or proceedings, neither the Company nor any Subsidiary has any material contingent liabilities not listed on Schedule
9.6  or  permitted  by  Section  10.7.

     9.7. Ownership of Properties; Liens. Each of the Company and each Subsidiary owns good and, in the case of real property, marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like) except as permitted by Section 10.8.

     9.8.     Subsidiaries.  As  of  the  Closing  Date,  the  Company  has  no
Subsidiaries  other  than  those  listed  on  Schedule  9.8.

     9.9. Pension Plans. (a) During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement or the making of any Loan or the issuance of any Letter of Credit, (i) no steps have been taken to terminate any Pension Plan and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Company of any material liability, fine or penalty.

          (b) All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by the Company or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; neither the Company nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, might result in a withdrawal or partial withdrawal from any such plan; and neither the Company nor any member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

     9.10. Investment Company Act. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940.

     9.11. Public Utility Holding Company Act. Neither the Company nor any Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

     9.12. Regulation U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

     9.13. Taxes. Each of the Company and each Subsidiary has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     9.14. Solvency, etc. On the Closing Date, (a) the Company's assets will exceed its liabilities and (b) the Company will be solvent, will be able to pay its debts as they mature, will own property with fair saleable value greater than the amount required to pay its debts and will have capital sufficient to carry on its business as then constituted.

     9.15.     Environmental  Matters.

          (a) No Violations. Except as set forth on Schedule 9.15, neither the Company nor any Subsidiary, nor any operator of the Company's or any Subsidiary's properties, is in violation, or alleged violation, of any judgment, decree, order, law, permit, license, rule or regulation pertaining to Environmental Matters, including those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any of the Environmental Law which (i) in any single case, requires expenditures in any three-year period of $5,000,000 or more by the Company and its Subsidiaries in penalties and/or for investigative, removal or remedial actions or (ii) individually or in the aggregate otherwise could reasonably be expected to have a Material Adverse Effect.

          (b) Notices. Except as set forth on Schedule 9.15 and for matters arising after the Closing Date, in each case none of which could singly or in the aggregate be expected to have a Material Adverse Effect, neither the Company nor any Subsidiary has received notice from any third party, including any Federal, state or local governmental authority: (i) that any one of them has been identified by the U.S. Environmental Protection Agency as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. 6903(5), any hazardous substance as defined by 42 U.S.C. 9601(14), any pollutant or contaminant as defined by 42 U.S.C. 9601(33) or any toxic substance, oil or hazardous material or other chemical or substance regulated by any Environmental Law (all of the foregoing, "Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a Federal, state or local agency or other third party has conducted a remedial investigation, removal or other response action pursuant to any Environmental Law; (iii) that the Company or any Subsidiary must conduct a remedial investigation, removal, response action or other activity pursuant to any Environmental Law; or (iv) of any Environmental Claim.

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
          (c)     Handling  of  Hazardous  Substances.  Except  as  set forth on
Schedule 9.15, (i) no portion of the real property or other assets of the Company or any Subsidiary has been used by the Company or any Subsidiary or, to the best knowledge of the Company, by any third party for the handling, processing, storage or disposal of Hazardous Substances except in accordance in all material respects with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (ii) in the course of any activities conducted by the Company, any Subsidiary or the operators of any real property of the Company or any Subsidiary, no Hazardous Substances have been generated or are being used on such properties except in accordance in all material respects with applicable Environmental Laws; (iii) there have been no Releases or, to best knowledge of the Company, threatened Releases of Hazardous Substances, upon, into or from any real property or other assets of the Company or any Subsidiary, which Releases singly or in the aggregate could reasonably be expected to have a material adverse effect on the value of such real property or assets (provided that with respect to any Releases or threatened Releases which occurred prior to the ownership, occupancy or use of such property or assets, as applicable, by the Company or any Subsidiary, such representation is given to the best knowledge of the Company); (iv) there have been no Releases to the best knowledge of the Company on, upon, from or into any real property in the vicinity of the real property or other assets of the Company or any Subsidiary which, through soil or groundwater contamination, may have come to be located on, and which could reasonably be expected to have a material adverse effect on the value of, the real property or other assets of the Company or any Subsidiary; and (v) any Hazardous Substances generated by the Company and its Subsidiaries have been transported offsite only by properly licensed carriers and delivered only to treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities to the best knowledge of the Company have been and are operating in compliance in all material respects with such permits and applicable Environmental Laws.

     9.16. Insurance. Set forth on Schedule 9.16 is a complete and accurate summary of the property and casualty insurance program of the Company and its Subsidiaries as of the Closing Date (including the names of all insurers, policy numbers, expiration dates, amounts and types of coverage, annual premiums, exclusions, deductibles, self-insured retention, and a description in reasonable detail of any self-insurance program, retrospective rating plan, fronting arrangement or other risk assumption arrangement involving the Company or any Subsidiary).

     9.17. Information. All information heretofore or contemporaneously herewith furnished in writing by the Company to the Agent or any Bank for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of the Company or any Subsidiary to the Agent or any Bank pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Agent and the Banks that any projections and forecasts provided by the Company are based on good faith estimates and assumptions believed by the Company to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

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
     9.18. Intellectual Property. The Company and each Subsidiary owns and possesses or has a license or other right to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as are necessary for the conduct of the business of the Company and its Subsidiaries, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect.

     9.19. Burdensome Obligations. Neither the Company nor any Subsidiary is a party to any agreement or contract or subject to any corporate or partnership restriction which could reasonably be expected to have a Material Adverse Effect.

     9.20. Labor Matters. Except as set forth on Schedule 9.20, neither the Company nor any Subsidiary is subject to any labor or collective bargaining agreement. There are no existing or, to the best knowledge of the Company, threatened strikes, lockouts or other labor disputes involving the Company or any Subsidiary that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Company and its Subsidiaries are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters.

     9.21. No Default. No Event of Default or Unmatured Event of Default exists or would result from the incurring by the Company of any Debt hereunder or under any other Loan Document.

     9.22. Compliance With Laws. The nature and transaction of the Company's business and operations and the use of its properties and assets do not and during the term of the Loans shall not, violate or conflict with any applicable law, statute, ordinance, rule, regulation or order of any kind or nature, including, without limitation, the provisions of the Fair Labor Standards Act or any zoning, land use, building, noise abatement, occupational health and safety or other laws, any building permit or any condition, grant, easement, covenant, condition or restriction, whether recorded or not except such as could not reasonably be expected to have a Material Adverse Effect.

     SECTION  10.     COVENANTS.

     Until the expiration or termination of the Commitments and thereafter until all obligations of the Company hereunder and under the other Loan Documents are paid in full and all Letters of Credit have been terminated, the Company agrees that, unless at any time the Required Banks shall otherwise expressly consent in writing, it will:

     10.1. Reports, Certificates and Other Information. Furnish to the Agent (with sufficient copies for each Bank):

     10.1.1 Annual Report. Promptly when available and in any event within 105 days after the close of each Fiscal Year: (a) a copy of the annual audit report of the Company and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets and statements of earnings and cash flows of the Company and its Subsidiaries as at the end of such Fiscal Year, certified without qualification by independent auditors of recognized standing selected by the Company and reasonably acceptable to the Required Banks, together with (i) a written statement from such accountants to the effect that in making the examination necessary for the signing of such annual audit report by such accountants, nothing came to their attention that caused them to believe that the Company was not in compliance with any provision of Section 10.6, 10.7 or 10.9 of this Agreement insofar as such provision relates to accounting matters or, if something has come to their attention that caused them to believe that the Company was not in compliance with any such provision, describing such non-compliance in reasonable detail and (ii) a comparison with the budget for such Fiscal Year and a comparison with the previous Fiscal Year; and (b) consolidating balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Year and a consolidating statement of earnings for the Company and its Subsidiaries for such Fiscal Year, certified by the Vice President - Accounting or Chief Financial Officer of the Company.

     10.1.2 Interim Reports. (a) Promptly when available and in any event within 60 days after the end of each Fiscal Quarter (except the last Fiscal Quarter of each Fiscal Year), consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Quarter, together with consolidated and consolidating statements of earnings and a consolidated statement of cash flows for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, together with a comparison with the corresponding period of the previous Fiscal Year and a comparison with the budget for such period of the current Fiscal Year, certified by the Vice President - Accounting or Chief Financial Officer of the Company; and (b) promptly when available and in any event within 45 days after the end of each month (except the last month of each Fiscal Quarter), consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such month, together with consolidated and consolidating statements of earnings for such month, and for the period beginning with the first day of such Fiscal Year and ending on the last day of such month, together with a comparison with the corresponding period of the previous Fiscal Year and a comparison with the budget for such period of the current Fiscal Year, certified by the Vice President - Accounting or Chief Financial Officer of the Company.

     10.1.3 Compliance Certificates. Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 10.1.1 and each set of quarterly statements pursuant to Section 10.1.2, a duly completed compliance certificate in the form of Exhibit D, with appropriate insertions, dated the date of such annual report or such quarterly statements and signed by the Vice President - Accounting or Chief Financial Officer of the Company, containing a computation of each of the financial ratios and restrictions set forth in
Section 10.6 and to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it.

     10.1.4 Reports to the SEC and to Shareholders. Promptly upon the filing or sending thereof, copies of all regular, periodic or special reports of the Company or any Subsidiary filed with the SEC; copies of all registration statements of the Company or any Subsidiary filed with the SEC (other than on Form S-8); and copies of all proxy statements or other communications made to security holders generally.

     10.1.5 Reports to Regulatory Bodies. Promptly upon request of the Agent, copies of all regular, periodic or special reports of the Company or any Subsidiary filed with any Regulatory Bodies, and copies of all rate or similar applications of the Company or any Subsidiary filed with any Regulatory Bodies.

     10.1.6 Notice of Default, Litigation and ERISA Matters. Promptly upon becoming aware of any of the following, written notice describing the same and the steps being taken by the Company or the Subsidiary affected thereby with respect thereto:

          (a) the occurrence of an Event of Default or an Unmatured Event of Default;

          (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company to the Banks which has been instituted or, to the best knowledge of the Company, is threatened in writing against the Company or any Subsidiary or to which any of the properties of any thereof is subject which could reasonably be expected to have a Material Adverse Effect;

          (c) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), or any material increase in the contingent liability of the Company with respect to any post-retirement welfare plan benefit, or any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent;

          (d) any cancellation or material change in any insurance maintained by the Company or any Subsidiary not permitted under Section 10.3(b); or

          (e) any other event (including (i) any violation of any Environmental Law or the assertion of any Environmental Claim or (ii) the enactment or effectiveness of any law, rule or regulation) which could reasonably be expected to have a Material Adverse Effect.

     10.1.7 Management Reports. Promptly upon the request of the Agent or any Bank, copies of all detailed financial and management reports submitted to the Company by independent auditors in connection with each annual or interim audit made by such auditors of the books of the Company.

     10.1.8 Projections. As soon as practicable, and in any event within 105 days after the commencement of each Fiscal Year, financial projections for the Company and its Subsidiaries for such Fiscal Year consisting of an operating budget and a cash flow budget prepared in a manner consistent with the projections delivered by the Company to the Banks prior to the Closing Date or otherwise in a manner reasonably satisfactory to the Agent, accompanied by a certificate of the Vice President - Accounting or Chief Financial Officer of the Company on behalf of the Company to the effect that (i) such projections were prepared by the Company in good faith, (ii) the Company has a reasonable basis for the assumptions contained in such projections and (iii) such projections have been prepared in accordance with such assumptions.

     10.1.9 Subordinated Debt Notices. Promptly from time to time, copies of any material notices (including notices of default or acceleration) received from any holder or trustee of, under or with respect to any Subordinated Debt or Junior Capital.

     10.1.10 Other Information. Promptly from time to time, such other information concerning the Company and its Subsidiaries as any Bank or the Agent may reasonably request.

     10.2. Books, Records and Inspections. (a) Keep, and cause each Subsidiary to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; (b) permit, and cause each Subsidiary to permit, at any reasonable time and with reasonable notice, taking into account the potential effect on the business operations of the Company and its Subsidiaries (or at any time and without notice if an Event of Default exists), any Bank or any representative thereof to inspect the properties and operations of the Company or such Subsidiary, all such inspections to be at the inspecting Bank's expense, unless an Event of Default exists at the time such inspection is made; (c) permit, and cause each Subsidiary to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), any Bank or the Agent or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and the Company hereby authorizes such independent auditors to discuss such financial matters with any Bank or the Agent or any representative thereof), and to examine (and, at the expense of the Company or the applicable Subsidiary, photocopy extracts from) any of its books or other records; and (d) not more often than once during each 12-month period (or more frequently if an Event of Default exists), permit, and cause each Subsidiary to permit, at any reasonable time and with reasonable notice (or at any time and without notice if an Event of Default exists), the Agent and its representatives to inspect the properties and operations of the Company or such Subsidiary and other tangible assets of the Company or such Subsidiary. All such inspections by the Agent under clause (d) of this Section 10.2 shall be at the Company's expense.

     10.3. Maintenance of Property; Insurance. (a) Keep, and cause each Subsidiary to keep, all property useful and necessary in the business of the Company or such Subsidiary in good working order and condition, ordinary wear and tear excepted.

          (b) Maintain, and cause each Subsidiary to maintain, with responsible insurance companies, such insurance as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated, but which shall insure against all risks and liabilities of the type identified on Schedule 9.16 and shall have insured amounts no less than, and deductibles no higher than, those set forth on such schedule except for any change which could not reasonably be expected to have a Material Adverse Effect; and, upon request of the Agent or any Bank, furnish to the Agent or such Bank a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Company and its Subsidiaries.

     10.4. Compliance with Laws; Payment of Taxes and Liabilities. (a) Comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect; and (b) pay, and cause each Subsidiary to pay, prior to delinquency, all taxes and other governmental charges against it or any of its property, as well as claims of any kind which, if unpaid, might become a Lien on any of its property; provided that the foregoing shall not require the Company or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP.

     10.5. Maintenance of Existence, etc. (a) Continue to engage in the business or businesses as substantially now conducted by the Company and its Subsidiaries and businesses reasonably related thereto; (b) maintain and preserve, and (subject to Section 10.11) cause each Subsidiary to maintain and preserve, (i) its existence and good standing in the jurisdiction of its organization and (ii) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing does not have a Material Adverse Effect); and (c) take all reasonable action it deems necessary in its reasonable business judgment to maintain all rights, privileges and franchises necessary in the normal conduct of its business except as otherwise permitted pursuant to Section 10.11 or where the failure to so maintain its rights, privileges and franchises could not reasonably be expected to have a Material Adverse Effect.

     10.6.     Financial  Covenants.

     10.6.1 Minimum Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio for any period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter, of 1.50 to 1.0 or more.

     10.6.2 Maximum Leverage Ratio. Maintain on the last day of each Fiscal Quarter a ratio of (i) Consolidated Adjusted Funded Debt to (ii) Consolidated Adjusted Total Capitalization of 65% or less.

     10.6.3     Minimum  Consolidated  Total Capital.  Maintain Consolidated Net
Worth (tested on the last day of each Fiscal Year) in an amount of at least $215,000,000 during the first Fiscal Year ending after the Closing Date and, during each Fiscal Year ending thereafter, in an amount of at least $215,000,000 plus 10% of Consolidated Net Income (if positive) earned in each succeeding Fiscal Year plus the New Capital Adjustment, in each case through the applicable date of determination.

     10.7. Limitations on Debt. Not, and not permit any Subsidiary to, create, incur, assume or suffer to exist any Debt, except:

          (a)     obligations under this Agreement and the other Loan Documents;

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
          (b) Debt secured by Liens permitted by Section 10.8(a) and (b) and Debt secured by the Liens permitted by Section 10.8(d), and extensions, renewals and refinancings thereof; provided that the aggregate amount of all such Debt in respect of Section 10.8(d) at any time outstanding shall not exceed $5,000,000;

          (c) Debt of any Subsidiary to the Company or to another Subsidiary to the extent permitted under Section 10.21(b); and provided, further, that the Company will not permit any Subsidiary to cancel any Debt or other claim owing to it, except for reasonable consideration or in the ordinary course of business, and except for the cancellation of Debts or other claims not to exceed $1,000,000 in any Fiscal Year.

          (d) unsecured Debt of the Company to Subsidiaries, provided that such Debt shall be subordinated to the indebtedness under this Agreement on terms acceptable to the Agent;

          (e)     the  Feline  Prides  and  Subordinated  Debt;

          (f) Hedging Obligations incurred for bona fide hedging purposes and not for speculation;

          (g) Debt described on Schedule 10.7 and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased;

          (h) the Debt to be Repaid (so long as such Debt is repaid on the Closing Date with the proceeds of the initial Loans hereunder); and

          (i) other Debt, in addition to the Debt listed above, in an aggregate amount not at any time exceeding $5,000,000.

     10.8. Liens. Not, and not permit any Subsidiary to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

          (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

          (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves;

          (c) Liens described on Schedule 10.8 the replacement, extension or renewal of any such Lien permitted upon or in the same and property previously subject thereto arising out of the extension, renewal or replacement of the Debt secured thereby (without increase in the amount thereof).

          (d) subject to the limitation set forth in Section 10.7(b), (i) Liens arising in connection with Capitalized Leases (and attaching only to the property being leased), (ii) Liens existing on property at the time of the acquisition thereof by the Company or any Subsidiary (and not created in contemplation of such acquisition) and (iii) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within 60 days of the acquisition thereof and attaches solely to the property so acquired;

          (e) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $1,000,000 arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

          (f) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Company or any Subsidiary; and

          (g) Other Liens securing Debt, if any, in an aggregate amount at any time outstanding not to exceed $1,000,000, provided that at the time such Lien was granted (both before and after giving effect thereto), no Event of Default or Unmatured Event of Default has occurred and is continuing.

     10.9. Operating Leases; Sale and Leasebacks. Not permit the aggregate amount of all rental payments under Operating Leases made (or scheduled to be made) by the Company and its Subsidiaries (on a consolidated basis) to exceed $6,000,000 in any Fiscal Year; or, except for the Port Huron Leases, enter into any arrangement with any Person providing for the leasing by the Company or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company or such Subsidiary, as the case may be.

     10.10. Restricted Payments. Not, and not permit any Subsidiary to, (a) make any distribution to any of its shareholders, (b) purchase or redeem any of its capital stock or other equity interests or any warrants, options or other rights in respect thereof, (c) issue any Disqualified Stock, or (d) set aside funds for any of the foregoing. Notwithstanding the foregoing, (i) any Subsidiary may pay dividends or make other distributions to the Company or to a Wholly-Owned Subsidiary; and (ii) so long as no Event of Default or Unmatured Event of Default exists or would result therefrom, the Company may make, pay, declare or authorize any dividend, payment or other distribution in respect of any class of its capital stock or any dividend, payment or distribution in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of any shares of its capital stock other than such dividends, payments or other distributions to the extent payable solely in shares of capital stock of the Company, provided, however, that the Company may make, pay, declare or authorize any of the foregoing such dividends,

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payments  and  other  distributions  subject  to the satisfaction of each of the following conditions: (y) the aggregate amount of such dividend, payment or other distribution made during the period from and after March 31, 2002 to and including the date of the making of the dividend payments or other distribution in question, shall not exceed the sum of $17,693,000 plus 100% of Consolidated Net Income for such period, computed on a cumulative basis for said entire period (or if such Consolidated Net Income is a deficit figure, then minus 100% of such deficit), (z) immediately before and after giving effect to such dividend, payment or other distribution, no Event of Default or Unmatured Event of Default shall exist or shall have occurred and be continuing and the representations and warranties contained in Section 9 and in the other Loan Documents shall be true and correct on and as of the date thereof (both before and after giving effect to such dividend, payment or other distribution) as if made on the date of such dividend, payment or other distribution.

     10.11. Mergers, Consolidations, Sales. Not, and not permit any Subsidiary to, be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or, except in the ordinary course of its business, sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any receivables, except for (a) any such merger, consolidation, sale, transfer, conveyance, lease or assignment of or by any Wholly-Owned Subsidiary into the Company or into, with or to any other Wholly-Owned Subsidiary; (b) any such purchase or other acquisition by the Company or any Wholly-Owned Subsidiary of the assets or stock of any Wholly-Owned Subsidiary; (c) any Acquisition by the Company or any Wholly-Owned Subsidiary where (1) the assets acquired (in the case of an asset purchase) are for use, or the Person acquired (in the case of any other Acquisition) is engaged, solely in the businesses permitted under
Section 10.5(a); (2) immediately before and after giving effect to such Acquisition, no Event of Default or Unmatured Event of Default shall exist; (3) the aggregate consideration paid (or to be paid) by the Company and its Subsidiaries (including any Debt assumed or issued in connection therewith, the amount thereof to be calculated in accordance with GAAP) in connection with each Acquisition (or any series of related Acquisitions) (w) of the assets or stock of any Person engaged in any Gas Related Business is less than $25,000,000 and
(x) of the assets or stock of any Person that is engaged in any Non-Gas Related Business is less than $10,000,000 and the aggregate consideration paid (or to be paid) by the Company and its Subsidiaries, determined as aforesaid, for all Acquisitions conducted from and after the Closing Date (y) of the assets or stock of any Person that is engaged in any Gas Related Business is less than $50,000,000 and (z) of the assets or stock of any Person that is engaged in any Non-Gas Related Business is less than $20,000,000; (4) immediately after giving effect to such Acquisition, the Company is in pro forma compliance with all the financial ratios and restrictions set forth in Section 10.6; and (5) in the case of the Acquisition of any Person, the Board of Directors of such Person has approved such Acquisition; and (d) sales and dispositions of assets (including the stock of Subsidiaries) for at least fair market value (as reasonably determined by the Board of Directors of the Company), so long as the net book value of all assets sold or otherwise disposed of in any Fiscal Year does not exceed 5% of the net book value of the consolidated assets of the Company and its Subsidiaries as of the last day of the preceding Fiscal Year, except to the extent the proceeds of such sales or dispositions are used to purchase comparable replacement assets within 180 days following the date of such sale or disposition (or in the event within 180 days following the date of such sale or disposition the Company has entered into a binding purchase order or contract for such purchase, within 360 days).

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
     10.12. Modification of Organizational Documents. Not permit the Certificate or Articles of Incorporation, By-Laws or other organizational documents of the Company or any Subsidiary to be amended or modified in any way which could reasonably be expected to have a Material Adverse Effect.

     10.13. Use of Proceeds. Use the proceeds of the Loans, and the Letters of Credit, solely to refinance outstanding indebtedness of the Company, for working capital, and for other general corporate purposes; and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock.

     10.14. Further Assurances. Execute and cause to be delivered or cause to be executed and delivered to the Agent within a reasonable time following the Agent's request, and at the Company's expense, such other documents or instruments as the Agent may reasonably require to effectuate more fully the purpose of this Agreement or the other Loan Documents.

     10.15. Transactions with Affiliates. Not, and not permit any Subsidiary to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (other than the Company and its Subsidiaries) which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates.

     10.16. Employee Benefit Plans. Maintain, and cause each Subsidiary to maintain, each Pension Plan in substantial compliance with all applicable requirements of law and regulations.

     10.17. Environmental Matters. (a) If any Release or Disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of the Company or any Subsidiary, the Company shall, or shall cause the applicable Subsidiary to, cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, the Company shall, and shall cause each Subsidiary to, comply with any valid Federal or state judicial or administrative order requiring the performance at any real property of the Company or any Subsidiary of activities in response to the Release or threatened Release of a Hazardous Substance.

          (b) To the extent that the transportation of "hazardous waste" as defined by RCRA is permitted by this Agreement, the Company shall, and shall cause its Subsidiaries to, dispose of such hazardous waste only at licensed disposal facilities which to the best knowledge of the Company are operating in compliance with Environmental Laws.

     10.18. Unconditional Purchase Obligations. Not, and not permit any Subsidiary to, enter into or be a party to, except in the ordinary course of business, any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services.

     10.19. Inconsistent Agreements. Not, and not permit any Subsidiary to, enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by the Company hereunder or by the performance by the Company or any Subsidiary of any of its obligations hereunder or under any other Loan Document, or the execution and delivery thereof, or (b) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to the Company or any other applicable Subsidiary, or pay any Debt owed to the Company or any other Subsidiary, (ii) make loans or advances to the Company or (iii) transfer any of its assets or properties to the Company.

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
     10.20. Business Activities. Not, and not permit any Subsidiary to, engage in any line of business other than the businesses engaged in on the date hereof and businesses reasonably related thereto.

     10.21. Investments. Not, and not permit any Subsidiary to, make or permit to exist any Investment in any other Person, except (without duplication) the following:

          (a) existing Investments by the Company in any of its Subsidiaries, or by any such Subsidiary in any of its Subsidiaries as shown on
Schedule  10.21;

          (b) in the ordinary course of business, additional Investments from and after the date hereof by the Company in any Subsidiary or by a Subsidiary in another Subsidiary, provided, however, that the aggregate amount of such additional Investments to or in NATCOMM, INC. shall not exceed at any time outstanding $12,000,000 and (ii) the aggregate amount of such additional Investments to or in any Subsidiary other than NATCOMM, INC. shall not exceed at any time outstanding $13,000,000;

          (c)     Suretyship  Liabilities  permitted  by  Section  10.7;

          (d) Cash Equivalent Investments and Hedging Agreements to the extent constituting Investments;

          (e)     bank  deposits  in  the  ordinary  course  of  business;

          (f) Investments in securities of account debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors;

          (g) Investments to consummate Acquisitions permitted by Section 10.11; and

          (h)     other  Investments  listed  on  Schedule  10.21;  and

          (i) other Investments not described above in an amount not to exceed $5,000,000 over the term of this Agreement;

provided that (x) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; (y) no Investment otherwise permitted by clause (b),
(c), (g) or (i) shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or Unmatured Event of Default exists. In valuing any Investments for the purpose of

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
applying the limitations set forth in this Section 10.21 (except as otherwise expressly provided herein), such Investment shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation, but less any amount repaid or recovered on account of capital or principal.

     10.22. Restriction of Amendments to Certain Documents. Not amend or otherwise modify, or waive any rights under, any document or instrument evidencing or otherwise related to any Subordinated Debt or the Feline Prides if, in any case, such amendment, modification or waiver could be adverse to the interests of the Banks or could reasonably be expected to have a Material Adverse Effect.

     10.23. Capital Expenditures. Not permit the aggregate amount of all Capital Expenditures made by the Company and its Subsidiaries in any Fiscal Year to exceed:

          (a)     for  Capital  Expenditures  made  in  respect  of  Gas Related
Businesses,  the  amounts  set  forth  below during the periods specified below:

               Period                                              Amount
               ------                                              ------
               Fiscal  Year  ending  December  31,  2002          $38,000,000
               Fiscal  Year  ending  December  31,  2003          $41,000,000
               Fiscal  Year  ending  December  31,  2004          $44,000,000
               Fiscal  Year  ending  December  31,  2005          $47,000,000

               and

          (b)     for  Capital  Expenditures  made in respect of Non-Gas Related
Businesses,  the  amounts  set  forth  below during the periods specified below:

               Period                                              Amount
               ------                                              ------
               Fiscal  Year  ending  December  31,  2002          $12,000,000
               Fiscal  Year  ending  December  31,  2003          $14,000,000
               Fiscal  Year  ending  December  31,  2004          $16,000,000
               Fiscal  Year  ending  December  31,  2005          $18,000,000

but  without  carryover  of  any  unused  portion.

     10.24.     Fiscal  Year.  Not  change  its  Fiscal  Year.

     10.25. Operating Accounts. Maintain the primary operating accounts of the Company and its Subsidiaries (excluding ENSTAR Natural Gas Company and Alaska Pipeline Company) with any Bank or a domestic bank affiliate of any Bank.

     10.26. Guaranties. Guarantee, endorse or otherwise become secondarily liable for or upon the obligations of others, except by endorsement for deposit in the ordinary course of business, and except for other guarantees and similar obligations not otherwise permitted under this Section in respect of Debt incurred by any Person (subject to Section 10.21), provided that the aggregate amount of such debt at any time outstanding does not exceed $5,000,000.


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
     10.27. Limitation on Negative Pledge Clauses. Not enter into any agreement, document or instrument which would restrict or prevent the Company and its Subsidiaries from granting the Agent on behalf of the Banks liens upon, security interests in and pledges of their respective assets which are senior in priority to all other Liens, other than the Liens permitted pursuant to Section 10.8, except for (i) those agreements, documents or instruments evidencing existing Debt permitted hereunder identified on Schedule 10.7, and any replacement or refinancing of such Debt, in amounts equal to or less than the amounts outstanding on the date of such replacement or refinancing, and (ii) any other agreements, documents or instruments pursuant to which Liens not prohibited by the terms of this Agreement are created, entered into, or allowed to exist, but only to the extent of the property encumbered by such Liens, as applicable.

     10.28. Maintain Debt Rating. Use reasonable commercial efforts to cause the Rating Agencies to maintain, on an ongoing basis, a debt rating of the Company's long term, publicly traded, non-credit enhanced senior unsecured Indebtedness (whether or not such Indebtedness is then outstanding).

     10.29. Prepayment of Subordinated Debt and Feline Prides Not (a) prepay, purchase, redeem or defease any Subordinated Debt or Feline Prides
(except with the proceeds of a New Capital Offering or of Subordinated Debt issued in accordance with the terms of this Agreement), or (b) make any payment of regularly scheduled interest or of principal at maturity under any the Trust Preferred Securities or Feline Prides, unless the Company has provided not less than five (5) Business Days prior written notice to the Agent of its intent to make such payment, accompanied by a certification (which is true and correct when given) that both before and after giving effect to such payment (and taking into account the making thereof), no Unmatured Event of Default or Event of Default has occurred and is continuing (or will occur as of the last day of the next succeeding reporting period) and that such payment would be permitted under the terms of this Agreement.

     SECTION  11.     EVENTS  OF  DEFAULT.

     11.1. Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

     11.1.1 Non-Payment of the Loans, etc. Default in the payment when due of the principal of any Loan; or default, and continuance thereof for five days, in the payment when due of any interest, fee, reimbursement obligation with respect to any Letter of Credit or other amount payable by the Company hereunder or under any other Loan Document.

     11.1.2 Non-Payment of Other Debt. Any default shall occur under the terms applicable to any Debt of the Company or any Subsidiary (other than any indebtedness hereunder) in an aggregate amount (for all such Debt so affected) exceeding $10,000,000 and such default shall (a) consist of the failure to pay such Debt when due, whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to accelerate or otherwise cause such Debt to become due and payable (or require the Company or any Subsidiary to purchase or redeem such Debt) prior to its expressed maturity.


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
     11.1.3 Other Material Obligations. Default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, the Company or any Subsidiary with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, could reasonably be expected to have a Material Adverse Effect.

     11.1.4 Bankruptcy, Insolvency, etc. The Company or any Subsidiary becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or the Company or any Subsidiary applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for the Company or such Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Company or any Subsidiary or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of the Company or any Subsidiary, and if such case or proceeding is not commenced by the Company or such Subsidiary, it is consented to or acquiesced in by the Company or such Subsidiary, or remains for 30 days undismissed; or the Company or any Subsidiary takes any action to authorize, or in furtherance of, any of the foregoing.

     11.1.5 Non-Compliance with Specified Covenants. Failure by the Company to comply with or to perform any covenant set forth in Sections 10.1.6(a), 10.5 through 10.15, and 10.20 through 10.22 provided that an Event of Default arising from a breach of Sections 10.1.1 through 10.1.5 or 10.1.10 shall be deemed to have been cured upon delivery of the required item; and provided, further, that the Event of Default arising solely due to a breach of Section 10.1.6(a) shall be deemed cured upon the earlier of (i) the giving of notice required by Section 10.1.6(a) and (ii) the date upon which the Event of Default or Unmatured Event of Default giving rise to the notice obligation has been cured or waived.

     11.1.6 Non-Compliance with Loan Documents. Failure by the Company to comply with or to perform any other provision of this Agreement or any other Loan Document (and not constituting an Event of Default under any other provision of this Section 11) and continuance of such failure described in this
Section 11.1.6 for 30 consecutive days following the earlier to occur of (i) the obtaining of actual knowledge by the Company or any subsidiary of such default or (ii) the receipt of written notice by Company or any subsidiary of such default.

     11.1.7 Warranties. Any warranty made by the Company or any Subsidiary herein or any other Loan Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by the Company or any Subsidiary to the Agent or any Bank in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

     11.1.8 Pension Plans. (i) Institution of any steps by the Company or any other Person to terminate a Pension Plan if as a result of such termination the Company could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $5,000,000; (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; or (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that the Company and the Controlled Group have incurred on the date of such withdrawal) exceeds $5,000,000.

     11.1.9 Judgments. Final judgments which exceed an aggregate of $5,000,000 shall be rendered against the Company or any Subsidiary and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.

     11.1.10 Invalidity of Subordination Provisions, etc. (a)(i) Any subordination provision in any document or instrument governing Subordinated Debt aggregating $5,000,000 or more shall cease to be in full force and effect, or (ii) the Company or any other Person (including the holder of any applicable Subordinated Debt) shall contest in writing the validity, binding nature or enforceability of any such provision or (b) any purchase contract relating to the Feline Prides shall cease to be in full force and effect (except, in the case of such purchase contract, if satisfied in accordance with its terms).

     11.1.11 Change of Control. (a) Any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 25% of the outstanding securities (on a fully diluted basis and taking into account any securities or contract rights exercisable, exchangeable or convertible into equity securities) of the Company having voting rights in the election of directors under normal circumstances; or (b) a majority of the members of the Board of Directors of the Company shall cease to be Continuing Members. For purposes of the foregoing; "Continuing Member" means a member of the Board of Directors of the Company who either (i) was a member of the Company's Board of Directors on the day before the Closing Date and has been such continuously thereafter or (ii) became a member of such Board of Directors after the day before the Closing Date and whose election or nomination for election was approved by a vote of the majority of the Continuing Members then members of the Company's Board of Directors.

     11.2.     Effect of Event of Default.  If any Event of Default described in
Section 11.1.4 shall occur, the Commitments (if they have not theretofore terminated) shall immediately terminate and the Loans and all other obligations hereunder shall become immediately due and payable and the Company shall become immediately obligated to Cash Collateralize all Letters of Credit, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, the Agent (upon written request of the Required Banks) shall declare the Commitments (if they have not theretofore terminated) to be terminated and/or declare all Loans and all other obligations hereunder to be due and payable and/or demand that the Company immediately Cash Collateralize all Letters of Credit, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and/or all Loans and all other obligations hereunder shall become immediately due and payable and/or the Company shall immediately become obligated to Cash Collateralize all Letters of Credit, all without presentment, demand, protest or notice of any kind. The Agent shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in Section
11.1.1 or Section 11.1.4 may be waived by the written concurrence of all of the Banks, and the effect as an Event of Default of any other event described in this Section 11 may be waived by the written concurrence of the Required Banks. Any cash collateral delivered hereunder shall be held by the Agent (without liability for interest thereon) and applied to obligations arising in connection with any drawing under a Letter of Credit. After the expiration or termination of all Letters of Credit, such cash collateral shall be applied by the Agent to any remaining obligations hereunder and any excess shall be delivered to the Company or as a court of competent jurisdiction may elect.

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     SECTION  12.     THE  AGENT.

     12.1. Appointment and Authorization. (a) Each Bank hereby irrevocably (subject to Section 12.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

     12.1.1 Issuing Bank. The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit issued by it and the documents associated therewith. The Issuing Bank shall have all of the benefits and immunities (i) provided to the Agent in this Section 12 with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Agent", as used in this Section 13, included the Issuing Bank with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

     12.1.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     12.1.3 Liability of Agent. None of the Agent nor any of its directors, officers, employees or agents shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.


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
     12.2. Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and. statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, confirmation from the Banks of their obligation to indemnify the Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

     12.3. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Banks in accordance with Section 12; provided that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Banks.

     12.4. Credit Decision. Each Bank acknowledges that the Agent has not made any representation or warranty to it, and that no act by the Agent hereafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of the Company which may come into the possession of the Agent.


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
     12.5. Indemnification. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do
so), pro rata, from and against any and all Indemnified Liabilities; provided that no Bank shall be liable for any payment to any such Person of any portion of the Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit, termination of this Agreement and the resignation or replacement of the Agent.

     12.6. Agent in Individual Capacity. Standard Federal and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though Standard Federal were not the Agent, the Issuing Bank or the Swing Line Bank hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, Standard Federal or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to their Loans (if any), Standard Federal and its Affiliates shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though Standard Federal were not the Agent, the Issuing Bank or the Swing Line Bank and the terms "Bank" and "Banks" include Standard Federal and its Affiliates, to the extent applicable, in their individual capacities.

     12.7. Successor Agent. The Agent may resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Required Banks shall, with (so long as no Event of Default exists) the consent of the Company (which shall not be unreasonably withheld or delayed), appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent, and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 12 and Sections 13.6 and 13.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above.

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
     12.8. Co-Agent or Other Titles. The Banks identified on the facing page or signature pages of this Agreement as Co-Lead Arrangers, Arrangers, Documentation Agent or Syndication Agent (if any), or any similar titles, shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, the Banks so identified as Co-Lead Arrangers, Arrangers, Documentation Agent or Syndication Agent (or having any similar title) shall not have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on the Bank so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

     SECTION  13.     GENERAL.

     13.1. Waiver; Amendments. No delay on the part of the Agent or any Bank in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Notes shall in any event be effective unless the same shall be in writing and signed and delivered by Banks having an aggregate Pro Rata Share of not less than the aggregate Pro Rata Share expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement or the Notes, by the Required Banks, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall change the Pro Rata Share of any Bank without the consent of such Bank. No amendment, modification, waiver or consent shall (i) increase the Line of Credit Commitment Amount, the Revolving Commitment Amount, or the amount of the Line of Credit Optional Increase or the Revolving Commitment Optional Increase (ii) extend the date for payment of any principal of or interest on the Loans or any fees payable hereunder, (iii) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, (iv) reduce the aggregate Pro Rata Share required to effect an amendment, modification, waiver or consent without, in each case, the consent of all Banks, or (v) amend, modify or waive this Section 13.1 (vi) release or defer the granting or perfecting of a lien or security interest in all or substantially all or any material part of any collateral or release any guaranty or similar undertaking provided by any Person, provided however that the Agent shall be entitled to release any collateral or guaranty in connection with any sale or transfer by the Company or any Subsidiary which is permitted under the terms of this Agreement, or the other Loan Documents without notice to or any further action or consent of the Banks, (vii) terminate or modify any indemnity provided to the Banks hereunder or under any other Loan Documents, except as shall be otherwise expressly provided in this Agreement or any other Loan Document. No provision of Section 12 or other provision of this Agreement affecting the Agent in its capacity as such shall be amended, modified or waived without the consent of the Agent. No provision of this Agreement relating to the rights or duties of the Issuing Bank in its capacity as such shall be amended, modified or waived without the consent of the Issuing Bank; and no provision of this Agreement relating to the rights or duties of the Swing Line Bank in its capacity as such shall be amended, modified or waived without the consent of the Swing Line Bank.


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     13.2.     Confirmations.  The  Company and each holder of a Note agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Agent) the aggregate unpaid principal amount of the Loans then outstanding under such Note.

     13.3. Notices. Except as otherwise provided in Sections 2.2.3 and 2.3, all notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown on Schedule 13.3 or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received. For purposes of Sections 2.2.2 and 2.2.3, the Agent and the Swing Line Bank shall be entitled to rely on telephonic instructions from any person that the Agent or the Swing Line Bank in good faith believes is an authorized officer or employee of the Company, and the Company shall hold the Agent, the Swing Line Bank and each other Bank harmless from any loss, cost or expense resulting from any such reliance.

     13.4. Computations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied; provided that if the Company notifies the Agent that the Company wishes to amend any covenant in Section 10 to eliminate or to take into account the effect of any change in GAAP on the operation of such covenant (or if the Agent notifies the Company that the Required Banks wish to amend Section 10 for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks.

     13.5. Regulation U. Each Bank represents that it in good faith is not relying, either directly or indirectly, upon any Margin Stock as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.


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
     13.6. Costs, Expenses and Taxes. Subject to the provisions of Section 10.2, the Company agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Agent (including Attorney Costs) in connection with the preparation, execution, syndication, delivery and administration of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), and all reasonable out-of-pocket costs and expenses (including Attorney Costs) incurred by the Agent and each Bank after an Event of Default in connection with the enforcement of this Agreement, the other Loan Documents or any such other documents. In addition, the Company agrees to pay, and to save the Agent and the Banks harmless from all liability for, (a) any stamp or other taxes (excluding income taxes and franchise taxes based on net income) which may be payable in connection with the execution and delivery of this Agreement, the borrowings hereunder, the issuance of the Notes or the execution and delivery of any other Loan Document or any other document provided for herein or delivered or to be delivered hereunder or in connection herewith and (b) any fees of the Company's auditors in connection with any reasonable exercise by the Agent and the Banks of their rights pursuant to Section 10.2. All obligations provided for in this
Section 13.6 shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit and termination of this Agreement.

     13.7. Subsidiary References. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Company has one or more Subsidiaries.

     13.8. Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

     13.9.     Assignments;  Participations.

     13.9.1 Assignments. Any Bank may, with the prior written consents of the Issuing Bank and the Agent and (so long as no Event of Default exists) the Company (which consents shall not be unreasonably delayed or withheld and, in any event, shall not be required for an assignment by a Bank to one of its Affiliates), at any time assign and delegate to one or more commercial banks or other Persons (any Person to whom such an assignment and delegation is to be made being herein called an "Assignee") all or any fraction of such Bank's Loans and Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Bank's Loans and Commitment, with the same percentage applicable to each Note or credit facility hereunder) in a minimum aggregate amount equal to the lesser of (i) the amount of the assigning Bank's Pro Rata Share of the Commitments and (ii) $5,000,000; provided that (a) no assignment and delegation may be made to any Person if, at the time of such assignment and delegation, the Company would be obligated to pay any greater amount under Section 6.6 or Section 7 to the Assignee than the Company is then obligated to pay to the assigning Bank under such Sections (and if any assignment is made in violation of the foregoing, the Company will not be required to pay the incremental amounts) and (b) the Company and the Agent shall be entitled to continue to deal solely and directly with such Bank in connection with the interests so assigned and delegated to an Assignee until the date when all of the following conditions shall have been met:


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
          (a) five Business Days (or such lesser period of time as the Agent, the Company and the assigning Bank shall agree) shall have passed after written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee, shall have been given to the Company and the Agent by such assigning Bank and the Assignee,

          (b) the assigning Bank and the Assignee shall have executed and delivered to the Company and the Agent an assignment agreement substantially in the form of Exhibit E (an "Assignment Agreement"), together with any documents required to be delivered thereunder, which Assignment Agreement shall have been accepted by the Agent and the Company, and

          (c) except in the case of an assignment by a Bank to one of its Affiliates, the assigning Bank or the Assignee shall have paid the Agent a processing fee of $3,500.

From  and  after the date on which the conditions described above have been met,
(x) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Bank hereunder and (y) the assigning Bank, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignment Agreement, shall be released from its obligations hereunder. Within five Business Days after effectiveness of any assignment and delegation, the Company shall execute and deliver to the Agent (for delivery to the Assignee and the Assignor, as applicable) a new Note in the principal amount of the Assignee's Pro Rata Share of the Revolving Commitment Amount and, if the assigning Bank has retained a Commitment hereunder, a replacement Note in the principal amount of the Pro Rata Share of the Revolving Commitment Amount retained by the assigning Bank (such Note to be in exchange for, but not in payment of, the predecessor Note held by such assigning Bank). Each such Note shall be dated the effective date of such assignment. The assigning Bank shall mark the predecessor Note "exchanged" and deliver it to the Company. Accrued interest on that part of the predecessor Note being assigned shall be paid as provided in the Assignment Agreement. Accrued interest and fees on that part of the predecessor Note not being assigned shall be paid to the assigning Bank. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Any attempted assignment and delegation not made in accordance with this Section 13.9.1 shall be null and void. In addition, promptly following receipt of such Notes, Agent shall prepare and distribute to the Company and the assigning Bank and the assignee Bank a revised Schedule 2.1/2.2 setting forth the applicable new Pro Rata Shares of the Banks (including the assignee Bank), taking into account such assignment.

     Notwithstanding the foregoing provisions of this Section 13.9.1 or any other provision of this Agreement, any Bank may at any time assign all or any portion of its Loans and its Note to a Federal Reserve Bank (but no such assignment shall release any Bank from any of its obligations hereunder).

     13.9.2 Participations. Any Bank may at any time sell to one or more commercial banks or other Persons participating interests in any Loan owing to such Bank, the Note held by such Bank, the Commitment of such Bank, the direct or participation interest of such Bank in any Letter of Credit or any other interest of such Bank hereunder (any Person purchasing any such participating interest being herein

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
called a "Participant"). In the event of a sale by a Bank of a participating interest to a Participant, (x) such Bank shall remain the holder of its Note for all purposes of this Agreement, (y) the Company and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations hereunder and (z) all amounts payable by the Company shall be determined as if such Bank had not sold such participation and shall be paid directly to such Bank. No Participant shall have any direct or indirect voting rights hereunder except with respect to any of the events described in the fourth sentence of Section 13.1. Each Bank agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Bank enters into with any Participant. The Company agrees that if amounts outstanding under this Agreement and the Notes are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement, any Note and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or such Note; provided that such right of setoff shall be subject to the obligation of each Participant to share with the Banks, and the Banks agree to share with each Participant, as provided in Section 6.5. The Company also agrees that each Participant shall be entitled to the benefits of Section 6.6 and Section 7 as if it were a Bank (provided that no Participant shall receive any greater compensation pursuant to Section 6.6 or Section 7 than would have been paid to the participating Bank if no participation had been sold).

     13.10. Governing Law. This Agreement and each Note shall be a contract made under and governed by the internal laws of the State of Michigan applicable to contracts made and to be performed entirely within such State. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Company and rights of the Agent and the Banks expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

     13.11. Complete Agreement; Conflicts. This Agreement, the Notes, any requests for borrowings or the issuance of Letters of Credit, and the Loan Documents contain the entire agreement of the parties hereto, superseding all prior agreements, discussions and understandings relating to the subject matter hereof, and none of the parties shall be bound by anything not expressed in writing. In the event of any conflict between the terms of this Agreement and the other Loan Documents, this Agreement shall govern.

     13.12. Severability. In case any one or more of the obligations of the Company under this Agreement, the Notes or any of the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Company shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Company under this Agreement, the Notes or any of the other Loan Documents in any other jurisdiction.

     13.13. Construction of Certain Provisions. If any provision of this Agreement or any of the Loan Documents refers to any action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

     13.14. Independence of Covenants. Each covenant hereunder shall be given independent effect (subject to any exceptions stated in such covenant) so that if a particular action or condition is not permitted by any such covenant (taking into account any such stated exception), the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or an Unmatured Event of Default.

     13.15. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

     13.16. Successors and Assigns. This Agreement shall be binding upon the Company, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Banks and the Agent and the successors and assigns of the Banks and the Agent.

     13.17. Indemnification by the Company. In consideration of the execution and delivery of this Agreement by the Agent and the Banks and the agreement to extend the Commitments provided hereunder, the Company hereby agrees to indemnify, exonerate and hold the Agent, each Bank and each of the officers, directors, employees, Affiliates and agents of the Agent and each Bank (each a "Bank Party") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including Attorney Costs and settlement costs (collectively, the "Indemnified Liabilities"), incurred by the Bank Parties or any of them as a result of, or arising out of, or relating to (i) the use, handling, release, emission, discharge, transportation, storage, treatment or disposal of any hazardous substance at any property owned or leased by the Company or any Subsidiary, (ii) any violation of any Environmental Laws with respect to conditions at any property owned or leased by the Company or any Subsidiary or the operations conducted thereon, (iii) the investigation, cleanup or remediation of offsite locations at which the Company or any Subsidiary or their respective predecessors are alleged to have directly or indirectly disposed of hazardous substances or (iv) except to the extent addressed in Sections 6, 7 or 13.6, the execution, delivery, performance or enforcement of this Agreement or any other Loan Document by any of the Bank Parties, except for any such Indemnified Liabilities arising on account of the applicable Bank Party's gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. All obligations provided for in this Section 13.17 shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit and termination of this Agreement.

     13.18. Nonliability of Lenders. The relationship between the Company on the one hand and the Banks and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent nor any Bank shall have any fiduciary responsibility to the Company. Neither the Agent nor any Bank undertakes any responsibility to the Company to review or inform the Company or any matter in connection with any phase of the Company's business or operations. The Company agrees that neither the Agent nor any Bank shall have liability to the Company (whether sounding in tort, contract or otherwise) for losses suffered by the Company in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent nor any Bank shall have any liability with respect to, and the Company hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Company in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

     13.19. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF MICHIGAN OR IN THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF MICHIGAN. EACH OF THE AGENT, THE BANKS, AND THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF MICHIGAN AND OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF MICHIGAN FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH OF THE AGENT, THE BANKS, AND THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF MICHIGAN. EACH OF THE AGENT, THE BANKS, AND THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     13.20. Waiver of Jury Trial. EACH OF THE COMPANY, THE AGENT AND EACH BANK HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

Delivered  at  Troy,  Michigan,  as  of  the  day  and year first above written.

                     [SIGNATURES FOLLOW ON SUCCEEDING PAGES]

                                        SEMCO  ENERGY,  INC.


                                        By John E. Schneider
                                           -------------------------------------
                                        Title Senior Vice President & CFO
                                              ----------------------------------

                                        STANDARD FEDERAL BANK N.A., a national banking association, as Agent


                                        By Dennis J. Harder
                                           -------------------------------------
                                        Title First Vice President
                                              ----------------------------------



                                        STANDARD FEDERAL BANK N.A., a national banking association, as Issuing Bank, as Swing Line Bank and as a Bank


                                        By Dennis J. Harder
                                           -------------------------------------
                                        Title First Vice President
                                              ----------------------------------

                                        KEYBANK  NATIONAL  ASSOCIATION,  as
                                        Syndication  Agent  and  as  a  Bank


                                        By Sherrie I. Manson
                                           -------------------------------------
                                        Title Vice President
                                              ----------------------------------

                                        U.S.  BANK,  N.A.,  as  Documentation
                                        Agent  and  as  a  Bank



                                        By Thomas V. Richtman
                                           -------------------------------------
                                        Title Vice President
                                              ----------------------------------

                                        NATIONAL CITY BANK OFMICHIGAN/ILLINOIS, as Documentation Agent and as a Bank


                                        By Ken Ehrhardt
                                           -------------------------------------
                                        Title Senior Vice President
                                              ----------------------------------

                                        THE HUNTINGTON NATIONAL BANK, as a Bank


                                        By Kevin D. Szachta
                                           -------------------------------------
                                        Title Vice President
                                              ----------------------------------

                                        FIFTH  THIRD  BANK,  EASTERN  MICHIGAN,
                                        as  a  Bank


                                        By Andre Nazareth
                                           -------------------------------------
                                        Title Vice President
                                              ----------------------------------

                                        THE  PROVIDENT  BANK,  as  a  Bank



                                        By Peter Campbell
                                           -------------------------------------
                                        Title Vice President
                                              ----------------------------------